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                                                                   EXHIBIT 10.31

                                                                  CONFORMED COPY

                      EWT ELEKTRO & NACHRICHTENTECHNIK GMBH
                                   AS BORROWER

                         THE COMPANIES IDENTIFIED HEREIN
                                  AS GUARANTORS

                         THE ROYAL BANK OF SCOTLAND PLC
                           AS ARRANGER, FACILITY AGENT
                               AND SECURITY AGENT

                                       AND

                                     OTHERS

              -----------------------------------------------------
                                 EUR 90,000,000

                        REVOLVING LOAN FACILITY AGREEMENT
              -----------------------------------------------------

                                 CLIFFORD CHANCE

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                                    CONTENTS
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CLAUSE                                                                    PAGE

1.  DEFINITIONS AND INTERPRETATION...........................................1
2.  THE FACILITY............................................................20
3.  UTILISATION OF THE FACILITY.............................................21
4.  PAYMENT AND CALCULATION OF INTEREST.....................................23
5.  MARKET DISRUPTION.......................................................23
6.  NOTIFICATION............................................................24
7.  REPAYMENT...............................................................25
8.  VOLUNTARY CANCELLATION AND PREPAYMENT...................................25
9.  MANDATORY PREPAYMENT....................................................25
10. TAXES...................................................................28
11. INCREASED COSTS.........................................................30
12. ILLEGALITY..............................................................31
13. MITIGATION..............................................................31
14. REPRESENTATIONS AND WARRANTIES..........................................32
15. FINANCIAL INFORMATION...................................................36
16. FINANCIAL CONDITION.....................................................39
17. COVENANTS...............................................................39
18. CONDITION SUBSEQUENT....................................................47
19. EVENTS OF DEFAULT.......................................................48
20. GUARANTEE AND INDEMNITY.................................................52
21. COMMITMENT COMMISSION AND FEES..........................................57
22. COSTS AND EXPENSES......................................................57
23. DEFAULT INTEREST AND BREAK COSTS........................................58
24. BORROWER'S INDEMNITIES..................................................59
25. CURRENCY OF ACCOUNT AND PAYMENT.........................................60
26. PAYMENTS................................................................60
27. SET-OFF.................................................................62
28. SHARING.................................................................62
29. THE AGENTS, THE ARRANGER AND THE BANKS..................................63
30. ASSIGNMENTS AND TRANSFERS...............................................70
31. CALCULATIONS AND EVIDENCE OF DEBT.......................................72
32. REMEDIES AND WAIVERS, PARTIAL INVALIDITY................................73

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

33. NOTICES.................................................................73
34. COUNTERPARTS............................................................74
35. AMENDMENTS..............................................................75
36. GOVERNING LAW...........................................................75
37. ENFORCEMENT.............................................................75
SCHEDULE 1   Parties........................................................77
SCHEDULE 2   Form of Transfer Certificate...................................78
SCHEDULE 3   Conditions Precedent...........................................83
SCHEDULE 4   Notice of Drawdown.............................................86
SCHEDULE 5   Form of Compliance Certificate.................................87
SCHEDULE 6   Principal Agreements...........................................88
SCHEDULE 7   Mandatory Costs Formula........................................89
SCHEDULE 8   Form of Confidentiality Undertaking............................91
SCHEDULE 9   Form of Accession Letter.......................................95
SCHEDULE 10  Existing Borrowers.............................................96
SCHEDULE 11  Secured Real Property..........................................97
SCHEDULE 12  Necessary Authorisations.......................................98
SCHEDULE 13  Form of Statistics Report......................................99

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THIS AGREEMENT is made on 24 October, 2001

BETWEEN

(1) EWT ELEKTRO & NACHRICHTENTECHNIK GMBH a company incorporated under the laws of Germany having its business address at Volkhartstrasse 4-6, 86152 Augsburg, Germany, registered at the local court of Augsburg under HRB 6601 (the "BORROWER");

(2) THE COMPANIES identified in part II of Schedule 1 as Original Guarantors (the "ORIGINAL GUARANTORS");

(3) THE ROYAL BANK OF SCOTLAND PLC as arranger of the Facility (in such capacity, the "ARRANGER");

(4) THE ROYAL BANK OF SCOTLAND PLC as facility agent for the Banks (in such capacity, the "FACILITY AGENT") and as security agent for the Banks (in such capacity the "SECURITY AGENT", the Facility Agent and the Security Agent each being an "AGENT"); and

(5)  THE BANKS (as defined below).

IT IS AGREED as follows.

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS
     In this Agreement:

     "ADVANCE" means an advance made or to be made by the Banks hereunder.

     "ADDITIONAL GUARANTOR" means a company which becomes an Additional Guarantor in accordance with Clause 20.10 (ADDITIONAL GUARANTORS).

     "AFFILIATE" means, in respect of any person, a direct or indirect Subsidiary or holding company of that person or a direct or indirect Subsidiary of a holding company of that person.

     "ANNUALISED EBITDA" means, at the end of any Quarter Period, the Consolidated EBITDA calculated in accordance with GAAP for:

     (i)  such Quarter Period; and

     (ii) the immediately preceding Quarter Period;

     times two.

     "ANNUALISED QUARTERLY REVENUE" means, at the end of any Quarter Period, the consolidated revenue of the Group calculated in accordance with GAAP for:

     (i)  such Quarter Period; and

     (ii) the immediately preceding Quarter Period

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     times two.

     "AUDITORS" means Arthur Anderson & Co.

     "AUDITORS' CERTIFICATE" means a certificate substantially in the form of
     Schedule 5 (FORM OF COMPLIANCE CERTIFICATE) in relation to compliance or otherwise with Clause 15.4.2 (DELIVERY OF REPORTS) issued by the Auditors of the Borrower.

     "AUTHORISATIONS" means all approvals, authorisations and licences (including the Registrations) from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority.

     "AUTHORISED SIGNATORY" means, in relation to an Obligor for any purpose, any person who is duly authorised on behalf of that Obligor for such purpose.

     "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time LESS the aggregate of its portions of the principal amount of the Advances which are then outstanding, PROVIDED THAT such amount shall not be less than zero.

     "AVAILABLE FACILITY" means, at any time, the aggregate amount of the Available Commitments adjusted, in the case of any proposed drawdown, so as to take into account:

     (a) any reduction in the Commitment of a Bank pursuant to the terms hereof;

     (b) the principal amount of any Advance which, pursuant to any other drawdown, is to be made; and

     (c)  the principal amount of any Advance which is due to be repaid,

     on or before the proposed Drawdown Date.

     "BANK" means any financial institution:

     (a)  named in Part I of Schedule 1 (THE BANKS); or

     (b) which has become a party hereto in accordance with Clause 30.3 (ASSIGNMENTS AND TRANSFERS BY BANKS) or Clause 30.4 (TRANSFERS BY BANKS),

     and which has not ceased to be a party hereto in accordance with the terms hereof.

     "BANK ACCOUNT PLEDGES" means each of the Bank Account Pledge Agreements (KONTOVERPFANDUNG) entered into on or about the date hereof by EWT Elektro-und Nachrichtentechnik GmbH, EWT Communications GmbH, TSS Telekabel Service Sud Marketing und Verwaltung GmbH, EWT GmbH und TSS GmbH GbR and RFC Radio, Fernseh- und Computertechnik GmbH in favour of the Finance Parties.

     "BDW" means BdW Beteiligungsgesellschaft fur die Deutsche Wirtschaft mbH & Co. KG.

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     "BDW AGREEMENT" means the silent partnership agreement (STILLER
     GESELLSCHAFTSVERTRAG) entered into between EWT Communications GmbH and BdW as of March 23, 1999.

     "BDW TERMINATION DATE" has the meaning ascribed thereto in Clause 17.28 (BDW TERMINATION).

     "BORROWED MONEY" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis and other than in the ordinary course of business for collection), (v) payments for assets acquired or services supplied deferred for a period of over 270 days after the relevant assets were or are to be acquired or the relevant services were or are to be supplied, (vi) finance leases and hire purchase contracts, (vii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money and (viii) guarantees in respect of Indebtedness of any person falling within any of (i) to (vii) (for the avoidance of doubt, without double counting guarantees given by a member of the Group for the Indebtedness of another member of the Group) provided that Indebtedness which has been cash collateralised shall not be included in any calculation of Borrowed Money to the extent so cash collateralised and Indebtedness which is in the nature of equity (other than redeemable shares) shall not be regarded as Borrowed Money.

     "2001 BUDGET" means the budget for the Group for the period commencing 1 January 2001 and ending 31 December 2001 as contained in the Management Base Case.

     "2002 BUDGET" means a budget in respect of the Group for year 2002 containing information of a substantially similar type and to a substantially similar level of detail as the 2001 Budget or containing such additional information or additional level of detail as the Borrower reasonably deems necessary, or, omitting such information or to such lesser level of detail, as has at the relevant time, been approved in writing by the Facility Agent.

     "BUSINESS" means any business of the Group (i) that consists of the up-grade, construction, creation, development, marketing, operation, utilisation and maintenance of networks that use existing or future technology for the transmission, reception and delivery of voice and/or other data (including networks that transmit, receive and/or deliver services such as multi-channel television and radio, programming, telephony, Internet services and content, high-speed data transmission, video, multi-media and related activities) or (ii) that supports, is incidental to or is related to any such business or (iii) that comprises being a holding company of one or more persons engaged in such business and references to "BUSINESS" or "ORDINARY COURSE OF BUSINESS" shall be similarly construed.

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     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Amsterdam and Frankfurt and (in relation to any date for payment or purchase of euro) which is a TARGET
     Day.

     "CABLE SYSTEMS" means the telecommunications and/or television systems constructed or to be constructed in relation to the Project and includes any part of such system and all modification, substitutions, replacements and extensions made to such systems.

     "CAPITAL EXPENDITURE" means capital expenditure within the meaning of GAAP.

     "COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part A of Schedule 1 (THE BANKS).

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (FORM OF COMPLIANCE Certificate) in relation to the compliance (or otherwise) with Clause 16 (FINANCIAL CONDITION) (if not in compliance indicating the extent of the breach) issued by an Authorised Signatory of the Borrower.

     "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking in a form substantially in the form of Schedule 8.

     "CONSOLIDATED EBITDA" means, in respect of any period, the Net Income of the Group plus any depreciation, amortisation, other non-cash charges (such as deferred taxes), fees accrued (whether or not paid) in respect of Borrowed Money and interest expense and other charges in respect of Borrowed Money for such period, adjusted as follows:

     (a)  minus extraordinary income of the Group;

     (b)  plus any extraordinary expenses of the Group;

     (c)  minus any interest income of the Group;

     (d) adjusted for the one time compensation expense totalling Eur 10,266,000 in 2000 of which Eur 6,159,730 is allocated to 2000, Eur 2,307,263 is to be allocated to 2001 and 1,758,844 is to be allocated to 2002, for such period as determined in accordance with GAAP.

     "CONSOLIDATED NET BORROWINGS" means at any time the aggregate amount of all obligations of the Group for or in respect of Borrowed Money but excluding any such obligation to any other member of the Group and any Borrowed Money which is subject to a Subordination Agreement and which is unsecured, adjusted to take account of the aggregate amount of freely available cash and cash equivalents held by any member of the Group (and so that no amount shall be included or excluded more than once).

     "DRAWDOWN DATE" means the date, being a Business Day, on which an Advance is to be made.

     "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security, finance lease or other security interest of any kind or any other

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     arrangement having the effect of conferring rights of retention or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect (which shall include any sale and leasing back arrangement) or a deposit of money with the primary intention of affording a right of set-off) and includes any agreement to create any of the foregoing.

     "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters of any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law.

     "ENVIRONMENTAL LAW" includes all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand, decision of the courts or any governmental authority or agency or any other regulatory or other body in any jurisdiction relating to Environmental Matters.

     "ENVIRONMENTAL LICENCE" includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law.

     "ENVIRONMENTAL MATTERS" includes (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste of any Relevant Substance; (b) nuisance, noise, defective premises, health and safety at work or elsewhere; and (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it.

     "EXISTING BORROWINGS" means all Borrowed Money incurred by members of the Group listed in Part A Schedule 10 (EXISTING BORROWINGS).

     "EURIBOR" means in relation to a particular period:

     (a) the percentage rate per annum which is displayed by the European Banking Federation and which appears on Telerate page 248 (or such other page as may replace such page 248 on such system or on any other system of the information vendor for the time being designated by the Federation Bancaire de `Union Europeene to be the official collector, calculator and distributor of the Euro Interbank Offered Rate); or

     (b) if no such rate is to appear on the Telerate Screen, the rate per annum at which the Facility Agent is offering deposits in euros to leading banks in the Interbank Market of any Participating Member State(s),

     as of 11.00 a.m. Central European time on the Quotation Date for such period for the offering of deposits in Euro in an amount approximately equal to the amount in relation to which EURIBOR is to be determined for a period equivalent to such period.

     "EVENT OF DEFAULT" means any circumstance described as such in Clause 19 (EVENTS OF DEFAULT).

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     "EWT/PRIMACOM MERGER" means a transaction or series of transactions whereby all or substantially all of the property and other assets of both of (a) the Borrower and (b) Primacom (or any successor to either of them by merger, acquisition, amalgamation or otherwise) are vested into a single entity (a "EWT/PRIMACOM MERGED ENTITY") and the EWT/PrimaCom Merged Entity assumes (or retains) all the rights and obligations of both of (a) the Borrower and (b) Primacom (or any successor to either of them by merger, acquisition, amalgamation or otherwise) as permitted under applicable law.

     "FACILITY" means the revolving loan facility granted to the Borrower in this Agreement.

     "FACILITY OFFICE" means, in relation to an Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Facility Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Facility Agent.

     "FINAL MATURITY DATE" means the date falling 364 days after the date hereof or, if such date is not a Business Day, the first Business Day preceding such Date.

     "FINANCE DOCUMENTS" means this Agreement, any Guarantor Accession Agreement, the Security Documents and any other documents designated as such by the Facility Agent and the Borrower.

     "FINANCE PARTIES" means the Agents, the Arranger and the Banks.

     "GAAP" means generally accepted accounting principles and practices in the United States of America.

     "GROUP" means the Borrower and its Subsidiaries for the time being.

     "GUARANTOR" means an Original Guarantor or an Additional Guarantor.

     "GUARANTOR ACCESSION LETTER" means an agreement substantially in the form of Schedule 9.

     "INCAPACITY" means, in relation to a person, the insolvency, liquidation, dissolution, winding up, administration, receivership or other incapacity of that person whatsoever (and in the case of a partnership, includes the termination or change in composition of the partnership).

     "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent.

     "INDENTURES" means each of the following indentures:

     (a) indenture dated 5 February 1998 between UnitedGlobalCom, Inc. (f.k.a. United International Holdings, Inc., "UGC") and Firstar Bank of Minnesota N.A. (the "UGC TRUSTEE") for the $1,375,000,000 10 3/4% Senior Secured Discount Notes Due 2008;

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     (b)  indenture dated 29 April 1999 between UGC and the UGC Trustee for the
          $355,000,000 10 3/4Senior Discount Notes Due 2009;

     (c) indenture dated 30 July 1999 between UPC and Citibank, N.A. (London branch) (the "UPC TRUSTEE") for the $735,000,000 12 1/2% Senior Discount Notes Due 2009;

     (d) indenture dated 30 July 1999 between UPC and the UPC Trustee for the $800,000,000 10 7/8% Senior Notes Due 2009 and the EUR300,000,000 10
          7/8% Senior Notes Due 2009;

     (e) indenture dated 29 October 1999 between UPC and the UPC Trustee for the $200,000,000 10 7/8% Senior Notes Due 2007 and the EUR100,000,000
          10 7/8% Senior Notes Due 2007;

     (f) indenture dated 29 October 1999 between UPC and the UPC Trustee for the $252,000,000 11 1/4% Senior Notes Due 2009 and the EUR101,000,000
          11 1/4% Senior Notes Due 2009;

     (g) indenture dated 29 October 1999 between UPC and the UPC Trustee for the $478,000,000 13 3/8% Senior Discount Notes Due 2009 and the EUR191,000,000 13 3/8% Senior Discount Notes Due 2009;

     (h) indenture dated 20 January 2000 between UPC and the UPC Trustee for the $300,000,000 11 1/2% Senior Notes Due 2010;

     (i) indenture dated 20 January 2000 between UPC and the UPC Trustee for $600,000,000 11 1/4% Senior Notes Due 2010 and the EUR200,000,000 11
          1/4% Senior Notes Due 2010; and

     (j) indenture dated 20 January 2000 between UPC and the UPC Trustee for the $1,000,000,000 13 3/4% Senior Discount Notes Due 2010

     (each an "INDENTURE").

     "INFORMATION" means the Management Base Case, the 2001 Business Plan and information contained on pages 26-31 (NETWORK OVERVIEW, FINANCIAL OVERVIEW, FINANCIAL SUMMARY HISTORICAL DATA, MASS MARKET VIDEO STATISTICS, MASS MARKET INTERNET statistics) of the presentation material entitled "EWT TSS Presentation to The Royal Bank of Scotland" dated 29 June 2001 to the extent such information is historical in nature and is not a projection.

     "INSTRUCTING GROUP" means:

     (a) whilst no Advances are outstanding, a Bank or Banks whose Commitments amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty-five per cent. of the Total Commitments; and

     (b) whilst at least one Advance is outstanding, a Bank or Banks to whom in aggregate more than sixty-five per cent. of the Loan is owed.

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     "INTELLECTUAL PROPERTY RIGHTS" means any patent, trademark, service mark, registered design, trade name or copyright required to carry on the Business of any member of the Group.

     "LIBERTY EVENT" means any of the following:

     (a) both of (i) the Borrower and (ii) Primacom (or any successor to either of them by merger, acquisition, amalgamation or otherwise) are or become directly or indirectly controlled by Liberty Media, Liberty Media International, Inc. or any of their respective Affiliates (as defined in the Liberty Loan Agreement);

     (b) 50% or more of the shares in, or 50% or more of the other assets or revenues of, any member of the Group are sold, transferred, disposed or contributed to Liberty Media or any Subsidiary or Affiliate of Liberty Media (such 50% calculation to be made by reference to the number of shares in issue at the date hereof or value of such assets or revenues as evidenced by the relevant Original Financial Statements) and Primacom (or any successor to either of them by merger, acquisition, amalgamation or otherwise), is or becomes directly or indirectly controlled by Liberty Media, Liberty Media International, Inc. or any of their respective Affiliates (as defined in the Liberty Loan Agreement).

     "LIBERTY LOAN AGREEMENT" means the $1,225,000,000 loan agreement dated as of 25 May 2001 made between Belmarken Holding B.V., UPC, UPC Internet Holding B.V. and Liberty-Belmarken, Inc.

     "LIBERTY MEDIA" means Liberty Media Corporation, a Delaware corporation with its registered address at 9197 South Peoria Street, Englewood, Colorado, 80112, U.S.A.

     "LOAN" means the aggregate principal amount for the time being outstanding hereunder.

     "MANAGEMENT BASE CASE" means the management base case financial and operational projections for the Group produced by the Borrower and delivered to the Facility Agent pursuant to Clause 2.4 (CONDITIONS PRECEDENT).

     "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 7 (MANDATORY COSTS FORMULA).

     "MARGIN" means:

     (a) for the period from (and including) the date of this Agreement to (but excluding) the date falling six months after the date hereof, 1.25 per cent. per annum; and

     (b) at all times from (and including) the date falling six months after the date of this Agreement, 1.50 per cent. per annum,

     PROVIDED THAT upon the occurrence of a Liberty Event the Margin shall be
     2.00 per cent. per annum,

     PROVIDED FURTHER THAT if the ratio of Consolidated Net Debt to Consolidated EBITDA as determined in the Compliance Certificate most recently delivered to the Facility Agent

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     pursuant to Clause 15.4 (DELIVERY OF REPORTS) exceeds 4.0:1 then the Margin shall be increased by 0.30 per cent. per annum over what it would otherwise have been, with any such change to take effect as of the date of the financial statements to which such Compliance Certificate relates and:

     (iii) where the Margin is retroactively reduced following delivery of a Compliance Certificate, any amount in respect of Margin overpaid by the Borrower to the Banks for the period between the date of such financial statements and the date such Compliance Certificate is delivered shall be repaid by the Banks to the Borrower on the last day of the first Term to end after such Compliance Certificate is delivered which payment shall, provided no Event of Default or Potential Event of Default has occurred which is continuing, be made by being set-off against the amount payable by the Borrower to the Banks on such date; and

     (iv) where the Margin is retroactively increased following delivery of a Compliance Certificate, any amount in respect of Margin owing by the Borrower to the Banks for the period between the date of such financial statements and the date such Compliance Certificate is delivered shall be paid by the Borrower to the Facility Agent for the account of the Banks on the last day of the first Term to end following delivery of such Compliance Certificate (insofar as such Margin is accrued during a Term which has ended on or before the date such Compliance Certificate was delivered) or on the last day of each other Term (insofar as such Margin is accrued in respect of a Term which is still continuing on the date such Compliance Certificate is delivered).

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of the Obligors (taken as a whole) to perform their payment and other material obligations under the Finance Documents (including, for the avoidance of doubt, the obligations of the Borrower under Clause 16 (FINANCIAL CONDITION)).

     "MONTHLY STATISTICS" means the monthly statistics of the Group to be delivered to the Facility Agent pursuant to Clause 15.3 (MONTHLY STATISTICS) in the form set out in Schedule 13 (FORM OF STATISTICS REPORT) as the same may be amended from time to time with the consent of an Instructing Group.

     "MORTGAGES" means the Security Purpose Agreements entered into by EWT Elektro- und Nachrichtentechnik GmbH, TSS Telekabel Service Sud Marketing und Verwaltung GmbH and EWT GmbH und TSS GmbH GbR on or about the date hereof and each notarial deed related thereto pursuant to which each land charge and other rights are created over the properties listed in Schedule 11 (SECURED REAL PROPERTY).

     "NECESSARY AUTHORISATIONS" means

     (a)  the Authorisations listed in Schedule 12 (NECESSARY AUTHORISATIONS);
          and

     (b) each other Authorisation in favour of any member of the Group necessary for the construction, installation or operation of the Cable Systems and/or pursuant to which such member of the Group may provide services relating to the

          Business to potential end customers and housing units (WOHNEINHEITEN) and, for the avoidance of doubt, does not include the Principal Agreements or any of them.

     "NET DISPOSAL PROCEEDS" means the gross total proceeds received (or which would have been received but for the exercise of any right of set-off or any similar right) by any member of the Group in cash in relation to any disposal (other than a Permitted Disposal permitted pursuant to paragraphs
     (a) to (g) of the definition of "PERMITTED DISPOSAL" in this Clause 1.1) of any assets of any member of the Group (including, without limitation and for the avoidance of doubt, a Permitted Chemnitz Disposal) LESS, in any such case:

     (a) costs or expenses paid or incurred in relation to such disposal (and the amount of any costs or expenses to become payable or to be incurred in relation to such disposal, as reasonably estimated by the relevant member of the Group);

     (b) any VAT paid or payable by such member of the Group in relation to such disposal; and

     (c) any capital gains or other sales taxes incurred and required to be paid (or to be incurred or to become payable) by such member of the Group in relation to such disposal as reasonably determined in good faith by such member of the Group on the basis of existing tax rates applicable thereto and after taking into account all available credits, deductions and allowances.

     "NET INCOME" means, in respect of any period and for any period the net profit after taxes for such period, as determined in accordance with GAAP.

     "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
     Schedule 4 (NOTICE OF DRAWDOWN).

     "OBLIGOR" means the Borrower or a Guarantor.

     "ORIGINAL FINANCIAL STATEMENTS" means the audited financial statements of the Borrower and the unconsolidated financial statements of each Obligor, each in respect of the financial year ended 31 December 2000.

     "PARTICIPATING MEMBER STATE" means any member state of the European Union that has adopted the Euro as its lawful currency at the relevant time.

     "PCOM AG" means PCom AG, a German stock corporation, registered in the commercial register of the local court of Mainz, Federal Republic of Germany, under HRB 7677.

     "PERMITTED ACQUISITIONS" means:

     (a) any acquisitions of assets or services in the ordinary course of business; and

     (b) any acquisitions of the share capital of, or assets and liabilities of, a member of the Group by a member of the Group as part of the solvent reorganisation of the Group but subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS); and

     (c) any acquisition of any assets acquired in exchange for assets disposed of pursuant to a disposal which is a Permitted Disposal detailed in paragraph (c) of the definition thereof provided that the conditions set out in such paragraph of such definition are met.

     "PERMITTED BORROWINGS" means, without duplication:

     (a)  any Borrowed Money arising under the Finance Documents;

     (b) any Borrowed Money approved in writing by the Facility Agent (acting on the instructions of the Instructing Group);

     (c) any Shareholder Loan provided that such Shareholder Loan is subordinated and assigned in accordance with Clause 17.11 (SUBORDINATION AND ASSIGNMENT OF AMOUNTS OWED TO RELEVANT PERSONS) (where Affiliate in the definition of Relevant Person, as Relevant Person is used in the definition of Shareholder Loan, is defined by reference to "Subsidiary" as defined in the Indentures);

     (d) any Borrowed Money owing by any member of the Group arising under deferred payment agreements incurred in the ordinary course of business provided that such Borrowed Money is deferred for no longer than 270 days;

     (e) any deposits or prepayments constituting Borrowed Money received by any member of the Group from a customer or subscriber for its services;

     (f) any Borrowed Money owed by one member of the Group to another member of the Group but subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS);

     (g) until the date of the first Advance, all Existing Borrowings (PROVIDED THAT this paragraph shall not limit paragraph (j) below);

     (h) any Borrowed Money of any member of the Group arising as a result of the issue by it or a financial institution of a surety or performance bond in relation to the performance by such member of the Group of its obligations under contracts entered into in the ordinary course of its business (other than for the purpose of raising finance);

     (i) only until the BdW Termination Date, the amount of DM 5,000,000 borrowed by EWT Communications GmbH pursuant to the BdW Agreement provided that, without prejudice to any other provision hereof prohibiting the granting of any Encumbrance, no member of the Group shall incur or permit to exist any Encumbrance in order to secure or otherwise support any Indebtedness in relation to such amount and the creditor in respect thereof enters into an agreement in order to subordinate its rights in respect of such Indebtedness to the satisfaction of the Facility Agent; and

     (j) any Borrowed Money in addition to the Borrowed Money falling within paragraphs (a) to (i) above provided that the principal amount thereof does not exceed at any time EUR 5,000,000 in aggregate (or its equivalent).

     "PERMITTED CHEMNITZ DISPOSAL" means a transfer, sale or disposal by any member of the Group on bona fide arm's length commerical terms of the real property and buildings currently owned by such member of the Group located at Reinekerstrasse, Chemnitz, Germany.

     "PERMITTED DISPOSALS" means:

     (a) transfers, sales or disposals on arms' length commercial terms in the ordinary course of trading; and

     (b) disposals of assets on bona fide arm's length commercial terms where such assets are obsolete;

     (c) disposals of assets in exchange for other assets of comparable type and quality having a fair market value not less than the assets disposed of (for the purposes of paragraph (ii)(3) below, "EXCHANGE ASSETS") either:

          (i) with the consent of the Facility Agent acting on the instructions of an Instructing Group not to be unreasonably withheld; or

          (ii) in the case of any disposal which includes, directly or indirectly, the disposition by any member of the Group of its entitlement to receive subscriber revenues (a "DISPOSAL OF SUBSCRIBERS"), subject to the conditions that:

               (1) the revenues which are included in such disposition do not exceed, when aggregated with the revenues which are the subject of each other Permitted Disposal falling under this paragraph (c)(ii), 10% of the total revenues of the Group (as determined by reference to the most recent set of Quarterly Management Accounts delivered to the Facility Agent pursuant to Clause 15.2 (QUARTERLY MANAGEMENT ACCOUNTS));

               (2) the assets acquired in exchange for the relevant assets disposed of generate revenues from subscribers to services provided by members of the Group in the ordinary course of business;

               (3) the person from whom the relevant Exchange Assets are acquired is an Approved Party (and for the purpose "APPROVED PARTY" means Callahan Associates and e-Kabel); and

               (4) the projections contained in the Management Base Case relating to EBITDA, cashflow and revenues would not be less had the projections taken into account the relevant disposal and the acquisition of the Exchange Assets;

     (d) disposals of assets on bona fide arm's length commercial terms where the proceeds of such disposal are to be reinvested in the Business within one month of such disposal taking place with the consent of the Facility Agent acting on the instructions of an Instructing Group; and

     (e) any disposal by one member of the Group to another member of the Group but subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS);

     (f) any other disposal not falling within paragraphs (a) to (e) above provided that such disposal is conducted on arm's length terms and for fair market value and the consideration received for such disposal is not more than:

          (i) for any single transaction or, when aggregated with each other disposal falling within this paragraph (f) which forms part of a series of related transactions, 5% of Annualised EBITDA of the Group; and

          (ii) when aggregated with each other disposal falling within this paragraph (f), 10% of Annualised EBITDA of the Group in each case, as determined either: (1) by the most recent set of Quarterly Management Accounts delivered pursuant to Clause 15.2 (QUARTERLY MANAGEMENT ACCOUNTS) or, (2) if the annual audited consolidated financial statements of the Group have been delivered to the Facility Agent in respect of the period to which such Quarterly Management Accounts relate, the annual audited consolidated statements of the Group delivered to the Facility Agent pursuant to Clause 15.1 (FINANCIAL STATEMENTS) for such period;

     (g) any disposal of any shares in or assets or revenues of any member of the Group having the effect referred to in Clause 9.3.2 or 9.3.3 provided that the Facility Agent shall be satisfied that the Borrower shall, upon such disposal be in a position to, and will, comply with its obligations under Clause 9.3 (MANDATORY PREPAYMENT ON CONTRIBUTION TO PRIMACOM); and

     (h) any disposal not falling within paragraphs (a) - (g) above provided that an Instructing Group is satisfied (acting reasonably) that the Borrower will be in a position to comply, and will comply, with its obligations pursuant to Clause 9.4 (MANDATORY PREPAYMENT ON DISPOSAL) in respect of the Net Disposal Proceeds relating thereto.

     "PERMITTED ENCUMBRANCE" means:

     (a)  any Encumbrance arising hereunder or under any Security Document;

     (b) (i) subject to sub-paragraph (ii), until the first Drawdown Date, any Encumbrance securing Existing Borrowings (and created prior to the date hereof) and

     (ii) any Encumbrance securing Existing Borrowings (and created prior to the date hereof) in relation to the properties listed in Schedule 11 (SECURED REAL PROPERTY) to the extent that such Encumbrance exists only by reason of being registered in the competent land register PROVIDED THAT the relevant Existing Borrowings and any related amounts have been fully and finally repaid and/or otherwise discharged and such Encumbrance has been fully and finally released,

     PROVIDED THAT this sub-paragraph (b) shall not limit sub-paragraph (g) below;

     (c) any liens arising by operation of law or in the ordinary course of business by way of contract which secure Indebtedness under any agreement for the supply of goods or services in respect of which payment is not deferred for more than 270 days;

     (d) any Encumbrance approved in writing by the Facility Agent (acting on the instructions of the Instructing Group);

     (e) any Encumbrance arising by virtue of any retention of title or title transfer arrangement entered into in the ordinary course of business;

     (f) any Encumbrance imposed by any taxation or governmental authority in respect of amounts which are being contested in good faith and not yet payable or for which adequate reserves have been set aside in the books of the Group in respect of the same in accordance with GAAP; or

     (g) any Encumbrance not permitted by paragraphs (a) to (f) above which secures Indebtedness of the members of the Group (including any Permitted Existing Borrowings) having a principal amount of not more than EUR 5,000,000 (or equivalent) in aggregate.

     "PERMITTED EXISTING BORROWINGS" means the Existing Borrowings listed in Part B of Schedule 10 (EXISTING BORROWINGS).

     "POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice or any combination thereof) an Event of Default

     "PRIMACOM" means PrimaCom AG, a German stock corporation, registered in the commercial register of the local court of Mainz, Federal Republic of Germany, under HRB 7164.

     "PRINCIPAL AGREEMENTS" means the documents and agreements listed in
     Schedule 6 (PRINCIPAL AGREEMENTS).

     "PROJECT" means the carrying on of the Business in those locations where the necessary Registrations have been effected or, if not effected but applied for, where any member of the Group is permitted to carry on the Business pending Registration.

     "PROPORTION" means, in relation to a Bank:

     (a) whilst no Advances are outstanding, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

     (b) whilst at least one Advance is outstanding, the proportion borne by its share of the Loan to the Loan.

     "QUALIFYING BANK" means, in relation to an Obligor, a person, being a bank or financial institution (whether incorporated in the United Kingdom or elsewhere), which is eligible to have payments made to it by such Obligor under this Agreement without any deduction or withholding in respect of taxes either (i) by virtue of a double taxation treaty (assuming for this purpose only that a direction or consent such as is referred to in Clause 10.2 (QUALIFYING BANKS) has been given), or (ii) by virtue of the fact that no such deduction or withholding is imposed in the jurisdiction to which such Obligor is subject.

     "QUOTATION DATE" means in relation to any period for which EURIBOR is to be determined the date falling two TARGET Days before the first day of such period.

     "QUARTER DAY" means each 31 December, 31 March, 30 June and 30 September falling between the date hereof and the Final Maturity Date.

     "QUARTERLY MANAGEMENT ACCOUNTS" means the Quarterly Management Accounts of the Group to be delivered (or which may be delivered) to the Facility Agent pursuant to Clause 15.2 (QUARTERLY MANAGEMENT ACCOUNTS).

     "QUARTER PERIOD" means each period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day.

     "REGISTRATIONS" means the registrations by each relevant member of the Group with the Regulatory Authority for Telecommunications and Post in Germany or otherwise required under Telecommunications and Cable Laws in Germany to carry on the Business from time to time or, as the case may be, replaced from time to time in accordance with Clause 17.16.

     "RELEVANT PERSON" means the Shareholder and any Affiliate of the Shareholder which is not a member of the Group.

     "RELEVANT SUBSTANCE" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste which is capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare.

     "REPAYMENT DATE" means, in relation to any Advance, the last day of the Term thereof.

     "REPEATED REPRESENTATIONS" means each of the representations referred to in Clause 14.19 (REPETITION).

     "RESTRICTED PAYMENT" means, in each case any payment of whatsoever nature whether in cash, securities, property or otherwise, including (a) any direct or indirect distribution, purchase, reduction, redemption, dividend or other payment on account of any class of share capital or capital stock or other securities, (b) any transfers of assets, loan, gift or other payment or (c) any payment of principal of, or interest on, any Shareholder Loan, in each case to a Relevant Person.

     "ROLLOVER ADVANCE" means an Advance which is used to refinance a maturing Advance and which is in the same amount and the same currency as such maturing Advance and is to be drawn on the day such maturing Advance is to be repaid.

     "SECURITY" means all security interests from time to time constituted by or pursuant to, or evidenced by, the Security Documents.

     "SECURITY DOCUMENTS" means:

     (a)  the Share Pledges;

     (b)  the Shareholder Loan Assignments, if any;

     (c)  the Subordination Agreements, if any;

     (d)  the Bank Account Pledges;

     (e)  the Mortgages.

     "SECURITY PROVIDERS" means those persons (other than the Finance Parties) that have entered into any of the Security Documents from time to time.

     "SHAREHOLDER" means UPC Germany GmbH.

     "SHAREHOLDER LOAN ASSIGNMENTS" means each assignment, if any, of Shareholder Loans given by a Relevant Person to the Security Agent pursuant to Clause 17.11 (SUBORDINATION AND ASSIGNMENT OF AMOUNTS OWED TO RELEVANT PERSONS).

     "SHAREHOLDER LOANS" means any Borrowed Money incurred by any member of the Group which is owed to any Relevant Person.

     "SHARE PLEDGES" means:

     (f) the pledge of shares dated on or about the date hereof entered into by the Shareholder in respect of all the shares in the Borrower;

     (g) the pledge of shares dated on or about the date hereof entered into by the Borrower in respect of all the shares in EWT Communications GmbH;

     (h) the pledge of shares dated on or about the date hereof entered into by the Borrower in respect of all the shares in TSS Telekabel Service Sud Marketing und Verwaltung GmbH;

     (i) the pledge of shares dated on or about the date hereof entered into by the Borrower in respect of all the shares RFC Radio, Fernesh und Computertechnik GmbH;

     (j) the pledge of interests dated on or about the date hereof entered into by the Borrower and TSS Telekabel Service Sud Marketing und Verwaltung GmbH in respect of all the interests in the partnership under the German Civil Code EWT GmbH und TSS GmbH GbR.

     "SUBORDINATION AGREEMENTS" means each agreement, if any, entered into by a Relevant Person and one or more Finance Parties pursuant to Clause 17.11 (SUBORDINATION AND ASSIGNMENT OF AMOUNTS OWED TO RELEVANT PERSONS).

     "SUBSIDIARY" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "CONTROL" means ownership of more than 50 per cent.

     of the economic and/or voting share capital (or equivalent right of ownership of such company or entity).

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

     "TELECOMMUNICATIONS AND CABLE LAWS" means all laws, statutes, regulations and judgements relating to telecommunications, cable television and data services applicable to any member of the Group and/or the business carried on by any member of the Group.

     "TERM" means, save as otherwise provided herein:

     (a) in relation to any Advance, the period for which such Advance is borrowed as specified in the Notice of Drawdown relating thereto; and

     (b)  in relation to an Unpaid Sum, any of those periods mentioned in Clause
          23.1 (DEFAULT INTEREST PERIODS).

     "TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks' Commitments.

     "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (FORM OF TRANSFER CERTIFICATE) signed by a Bank and a Transferee under which:

     (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause 30.3 (ASSIGNMENTS AND TRANSFERS BY BANKS); and

     (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as contemplated in Clause 30.4 (TRANSFERS BY BANKS).

     "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

     "TRANSFEREE" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents.

     "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed Maastricht on 7 February 1992 and came into force on 1 November 1993).

     "TSS" means TSS Telekabel Service Sud Marketing und Verwaltung GmbH.

     "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 23.1 (DEFAULT INTEREST PERIODS).

     "UPC" means United Pan-Europe Communications N.V.

     "UPC GROUP" means UPC and its Subsidiaries from time to time.

     "UPC INDENTURES" means the Indentures referred to in sub-paragraphs (c) to (j) of the definition of "Indentures" in this Clause 1.1
     (DEFINITIONS).

1.2  INTERPRETATION
     Any reference in this Agreement to:

     an "AGENT" or any "BANK" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

     "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been remedied or waived in accordance with the terms hereof and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

     For the purpose of the definitions of "Liberty Event" in Clause 1.1 (DEFINITIONS), "CONTROL" means in relation to any person:

     1.2.1    the power of a person:

              (a) by means of the holding of shares or the possession of voting power in or in relation to any other person; or

              (b) by virtue of any powers conferred by the articles of
                  association or other documents regulating any other person,

              to direct or cause the direction of the management and policies of that other person; or

     1.2.2 the holding of more than one-half of the issued share capital of that person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

     the "EQUIVALENT" on any date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

     a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

     a "MEMBER STATE" shall be construed as a reference to a member state of the European Union;

     a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (c) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

     The above rules will only apply to the last month of any period.

     a "PERSON" shall be construed as including references to an individual, firm, company, corporation, incorporated body of persons or any state or any of its agencies together with its successors and permitted assigns.

     "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof);

     a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

     "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

     "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

     the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business.

1.3  CURRENCY SYMBOLS AND DEFINITIONS
     "EUR" and "EURO" means the single currency unit of the Participating Member States. "DM" means deutschemarks being the lawful currency of the Federal Republic of Germany.

1.4  AGREEMENTS AND STATUTES
     Unless expressly provided otherwise in this Agreement, any reference in this Agreement to:

     1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

     1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5  HEADINGS
     Clause and Schedule headings are for ease of reference only.

1.6  TIME
     Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to Amsterdam time.

1.7  FACILITY AGENT'S OPINION
     Where this Agreement provides for the Facility Agent's opinion to determine whether any matter would or is reasonably likely to have a Material Adverse Effect, the Facility Agent shall act in accordance with the instructions of the Instructing Group.

1.8  THIRD PARTY RIGHTS
     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

2.   THE FACILITY

2.1  GRANT OF THE FACILITY
     The Banks grant to the Borrower, upon the terms and subject to the conditions hereof, a revolving loan facility in an aggregate amount of EUR 90,000,000.

2.2  PURPOSE AND APPLICATION
     The Facility is intended to enable the following:

     2.2.1 the financing of the capital expenditure, working capital requirements and operating expenses of the Group;

     2.2.2 the refinancing of the Existing Borrowings (other than the Permitted Existing Borrowings) provided that the aggregate principal amount refinanced shall not exceed EUR 75,000,000; and

     2.2.3 the payment of all fees and expenses (including, without limitation, interest payments) in connection with the provision of the Facility,

     and the Borrower will ensure that all amounts borrowed under the Facility are applied towards such purposes.

2.3  MONITORING
     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

2.4  CONDITIONS PRECEDENT
     Save as the Banks may otherwise agree, the obligation of each Bank to make its Commitment available under this Facility shall be subject to the condition that the

     Facility Agent, or its duly authorised representative, shall have received, not later than three Business Days before the day on which the first Advance is to be made the documents and other evidence listed in part I of
     Schedule 3 in a form and substance satisfactory to the Facility Agent (acting reasonably).

2.5  NOTIFICATION
     The Facility Agent shall notify the Banks and the Borrower promptly after receipt by it of the documents and evidence referred to in Clause 2.4 (CONDITIONS PRECEDENT).

2.6  BANKS' OBLIGATIONS SEVERAL
     The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrower towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.7  BANKS' RIGHTS SEVERAL
     The rights of each Bank are several and any debt arising hereunder at any time from the Borrower to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose) but nothing in this Clause shall entitle any individual Bank to take any action contemplated by Clause 19.16 (ACCELERATION AND CANCELLATION) or Clause 19.17 (DEMAND BASIS) other than in accordance with those Clauses.

3.   UTILISATION OF THE FACILITY

3.1  DELIVERY OF NOTICE OF DRAWDOWN
     Subject to the terms and conditions of this Agreement, an Advance will be made available to the Borrower following receipt by the Facility Agent from the Borrower and countersigned by the Shareholder of a Notice of Drawdown not later than 10.00 a.m. on the third Business Day before the proposed Drawdown Date. A Notice of Drawdown shall be effective upon receipt by the Facility Agent and once given shall, subject as provided in Clause 5 (MARKET DISRUPTION), be irrevocable. No Notice of Drawdown may be given in respect of amounts which are subject to a notice received by the Facility Agent pursuant to Clause 8.1 (CANCELLATION).

3.2  DRAWDOWN DETAILS
     Each Notice of Drawdown delivered to the Facility Agent pursuant to Clause
     3.1 (DELIVERY OF NOTICE OF DRAWDOWN) shall specify:

     3.2.1 the proposed Drawdown Date in respect of the Advance requested, which shall be a Business Day falling before the Final Maturity Date;

     3.2.2 the amount of the Advance requested, which shall be (a) (if less than the Available Facility) an amount of EUR 3,000,000 (until such time as there is more than one Bank in which case EUR 10,000,000) and an integral multiple of EUR 1,000,000 or (b) equal to the amount of the Available Facility;

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     3.2.3   the proposed Term of the Advance requested, which shall be a period of one, two or three months or such other period as may be agreed by the Facility Agent (acting reasonably) ending on or before the Final Maturity Date; and

     3.2.4 the account to which the proceeds of the proposed Advance are to be paid.

3.3  DRAWDOWN CONDITIONS
     If the Borrower requests an Advance in accordance with the preceding provisions of this Clause 3 and, on the proposed date for the making of such Advance:.

     3.3.1 the principal amount of such Advance and all advances outstanding does not exceed the Available Facility;

     3.3.2 there would not on and as of the proposed date for the making of such Advance be more than 5 Advances Outstanding;

     3.3.3 (a) no Event of Default or (save in relation to a Rollover Advance) Potential Event of Default is continuing or would result from the making of such Advance and (b) (save in relation to a Rollover Advance) the Repeated Representations are true in all material respects by reference to the facts and circumstances then subsisting; and

     3.3.4 the aggregate principal amount of the Consolidated Net Borrowings as at the most recent Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Facility Agent pursuant to this Agreement when aggregated with the amount of the Advance does not and will not as a result of the making of such Advance exceed:

                                 2(A + B) x 4.5

             where:

             A: means Consolidated EBITDA for the Quarter Period ending on such Quarter Day; and

             B: means Consolidated EBITDA for the Quarter Period ending on the immediately preceding Quarter Day,

     then, save as otherwise provided herein, such Advance will be made in accordance with the provisions hereof.

3.4  EACH BANK'S PARTICIPATION
     Each Bank will participate through its Facility Office in each Advance made pursuant to this Clause 3 in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance.

3.5  REDUCTION OF AVAILABLE COMMITMENT
     If a Bank's Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Notice of Drawdown for an Advance and such reduction was not taken into account in the Available Facility, then the amount of that Advance shall be reduced accordingly.

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3.6  REDUCTION OF COMMITMENTS UNTIL BDW TERMINATION DATE
     Until the BdW Termination Date, the Total Commitments shall be reduced by the amount of EUR 2,500,000 and the Commitment of each Bank shall be reduced rateably. On the BdW Termination Date, the Total Commitments shall be increased in the amount of EUR 2,500,000 and the Commitment of each Bank shall be increased rateably.

4.   PAYMENT AND CALCULATION OF INTEREST

4.1  PAYMENT OF INTEREST AND APPLICABLE MARGIN
     On the Repayment Date relating to each Advance (and, if the Term of such Advance exceeds three months, on the expiry of each period of three months during such Term) the Borrower shall pay accrued interest on that Advance.

4.2  CALCULATION OF INTEREST
     The rate of interest applicable to an Advance from time to time during its Term shall be the rate per annum which is the sum of:

     4.2.1   the Margin during such Term;

     4.2.2   Mandatory Cost, if any; and

     4.2.3   EURIBOR for such Term.

5.   MARKET DISRUPTION

5.1  MARKET DISRUPTION
     If, in relation to any Advance:

     5.1.1 it is not possible for EURIBOR to be calculated in accordance with paragraph (b) of the definition thereof; or

     5.1.2 before the close of business in Amsterdam on the Quotation Date for such Advance, the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate more than fifty per cent. of the aggregate amount of such Advance is (or, in the case of an undrawn Advance, if such Advance were then made, would be) owed that EURIBOR does not accurately reflect the cost to it of obtaining such deposits, then, unless Clause 5.2 applies:

     (a) if Clause 5.1.1 above applies, the duration of that Term shall be one month, or if less, such that it shall end on the Final Maturity Date; and

     (b) if either Clause 5.1.1 or Clause 5.1.2 above applies, the rate of interest applicable to each of Bank's portion of such Advance from time to time during such Term shall be the rate per annum which is the sum of the Margin at such time and the rate per annum which is the arithmetic mean of the rates notified to the Facility Agent by each Bank before the last day of such Term to be that which expresses as a percentage rate per annum the cost to each Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Term.

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

5.2  NO ADVANCES
     If, as a result of any event or circumstance giving rise to an event referred to in Clause 5.1.1 or Clause 5.1.2, the Banks are unable to fund an Advance during the Term relating thereto, such Banks shall notify the Facility Agent by no later than 11.30 a.m. Central European time on the Quotation Date for such Advance, the Facility Agent shall promptly notify the relevant Borrower and, if such Advance is an Advance (other than a Rollover Advance) which has not then been made, such Advance shall not be made.

5.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING
     If either of those events mentioned at Clause 5.1.1 or Clause 5.1.2 occurs in relation to an Advance and the Term relating thereto then subject to 5.2 (NO ADVANCES):

     5.3.1 the Facility Agent shall notify the relevant Borrower and the Banks of such event;

     5.3.2 within five days of such notification the Facility Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis (1) for determining the rates of interest from time to time applicable to the Advances and/or (2) upon which the Advances may be maintained thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto; provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank.

5.4  FAILURE TO AGREE SUBSTITUTE BASIS
     If a substitute basis is not so agreed in relation to an Advance within 20 days from the date of notification referred to in Clause 5.3.1, the rate of interest applicable to each Bank's portion of such Advance from time to time during the Term shall be the rate per annum which is the sum of the Margin at such time and the rate per annum notified to the Facility Agent by each such Bank before the last day of such Term to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Term.

6.   NOTIFICATION

6.1  ADVANCES AND TERM
     The Facility Agent shall notify each Bank and the Borrower of the amount of the relevant Advance, its proposed Term and currency and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.4 (EACH BANK'S PARTICIPATION).

6.2  INTEREST RATE DETERMINATION
     The Facility Agent shall promptly notify the Borrower and the Banks of each determination of EURIBOR, the Mandatory Costs and the Margin.

6.3  CHANGES TO CURRENCY OR INTEREST RATES
     The Facility Agent shall promptly notify the Borrower and the Banks of any change in interest rate or Term occasioned by the operation of Clause 5 (MARKET DISRUPTION).

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7.   REPAYMENT

     The Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto.

8.   VOLUNTARY CANCELLATION AND PREPAYMENT

8.1  CANCELLATION

     The Borrower may, by giving to the Facility Agent not less than five Business Days' prior notice to that effect, cancel the whole or any part (being an amount of not less than EUR 10,000,000 and an integral multiple of EUR 1,000,000) of the Available Facility. Any such cancellation shall reduce the Total Commitments and the Commitment of each Bank rateably.

8.2  VOLUNTARY PREPAYMENT
     The Borrower may subject to Clause 23.4 (BREAK COSTS) without premium or penalty, by giving to the Facility Agent not less than five Business Days' prior notice to that effect, prepay the whole or any part (being an amount of not less than EUR 10,000,000 and an integral multiple of EUR 1,000,000) of an Advance.

8.3  ADDITIONAL VOLUNTARY PREPAYMENT
     The Borrower may also prepay (in whole but not in part only), without premium or penalty by giving to the Facility Agent not less than five Business Days' prior notice subject to Clauses 10.1 (TAX GROSS-UP), 11 (INCREASED COSTS) and 23.4 (BREAK COSTS), the share of any Bank to which it shall have become obliged to pay additional amounts under Clauses 10.1 (TAX GROSS-UP), 11 (INCREASED COSTS) or 23.4 (BREAK COSTS). Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero and the amount of the Total Commitments shall be reduced accordingly.

8.4  NOTICE OF CANCELLATION OR PREPAYMENT
     Any notice of cancellation or prepayment given by the Borrower pursuant to Clause 8.1 (CANCELLATION), Clause 8.2 (VOLUNTARY PREPAYMENT) or Clause 8.3 (ADDITIONAL VOLUNTARY PREPAYMENT) shall be irrevocable and shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment.

8.5  PREPAYMENT OF A BANK'S COMMITMENT
     If the Borrower gives notice of prepayment pursuant to Clause 8.3 (ADDITIONAL VOLUNTARY PREPAYMENT), it shall, at the time such notice expires prepay the relevant Bank's share of all outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

9.   MANDATORY PREPAYMENT

9.1  MANDATORY PREPAYMENT ON CHANGE OF CONTROL
     Subject to Clause 9.6 (LIBERTY EXEMPTION), if:

     9.1.1 UGC and New UGC (each as defined in the Liberty Loan Agreement) collectively cease:

             (a) directly or indirectly to own more than 50 per cent. of the issued share capital of UPC; and

             (b) to control UPC;

     9.1.2 UPC ceases (directly or indirectly) to have any of the powers described in Clause 9.2.1 in respect of the Borrower or ceases to control the Borrower as defined in Clause 9.2.2; or

     9.1.3 the Borrower or any other Security Provider breaches or contravenes the terms of the share pledge agreement dated on or about the date hereof between the Borrower or such Security Provider as pledgor and The Royal Bank of Scotland plc as pledgee and security agent by ceasing to own (directly or indirectly) at least 75 per cent. of the issued share capital of any Guarantor, then the Borrower shall promptly notify the Facility Agent upon becoming aware of that event and, if an Instructing Group so requires, the Facility Agent shall, by not less than 20 days notice to the Borrower, cancel the Facilities and the Borrower shall repay all outstanding Advances, together with accrued interest, and all other amounts accrued under the Finance Documents upon the date such cancellation becomes effective (and on such date each Bank's Commitment shall be reduced to zero).

9.2  CONTROL
     For the purpose of this Clause 9 "CONTROL" means in relation to any person:

     9.2.1   the power of a person:

             (a) by means of the holding of shares or the possession of voting power in or in relation to any other person; or

             (b) by virtue of any powers conferred by the articles of association or other documents regulating any other person,

                  to direct or cause the direction of the management and policies of that other person; or

     9.2.2 the holding of more than one-half of the issued share capital of that person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

9.3  MANDATORY PREPAYMENT ON CONTRIBUTION TO PRIMACOM

     Subject  to Clause 9.6 (LIBERTY EXEMPTION), upon:

     9.3.1 the Borrower becoming directly or indirectly controlled by PrimaCom or any of its Subsidiaries or Affiliates (or any successor to PrimaCom or any of its Subsidiaries or Affiliates by merger, acquisition, amalgamation or otherwise) in each case which does not control the Borrower on the date hereof;

     9.3.2 PrimaCom or any of its Subsidiaries or Affiliates (or any successor to PrimaCom or any of its Subsidiaries or Affiliates by merger, acquisition, amalgamation or otherwise) becoming after the date hereof the owner, directly or indirectly, of 50% or more of the shares in, or 50% or more of the other assets or revenues of, any member of the Group; or

     9.3.3 50% or more of the shares in, or 50% or more of the other assets or revenues of, any member of the Group being contributed to PrimaCom or any Subsidiary or Affiliate of PrimaCom or PCom AG (or any successor to PrimaCom or any of its Subsidiaries or Affiliates by merger, acquisition, amalgamation or otherwise), the Borrower shall prepay all of the then outstanding Advances (together with accrued interest thereon) and all other amounts payable under the Finance Documents (including, without limitation, any amount payable pursuant to Clause 23.4 (BREAK COSTS)) on the date that (a) the Borrower becomes so controlled, (b) PrimaCom, such successor thereto or such Subsidiary or Affiliate of PrimaCom becomes the owner of such shares and/or assets and/or revenues, or (c) such shares, assets or revenues are so contributed and the Facility shall be cancelled and each Bank's Commitment shall be reduced to zero on such date. For the purposes of this Clause the 50% calculation shall be made by reference to the number of shares in issue at the date hereof or the value of the assets or revenues as at the date of the relevant Original Financial Statements.

9.4  MANDATORY PREPAYMENT ON DISPOSAL
     The Borrower shall apply an amount equal to any Net Disposal Proceeds in or towards prepayment of the Facility promptly following (but, in any event, within five Business Days of) the date of receipt of the same by any member of the Group, (or date of exercise of the relevant right of set-off or similar right where proceeds are not so received). Amounts prepaid pursuant to this Clause 9.4 shall not be available for reborrowing and, upon the date of such prepayment, the Total Commitments shall be reduced by the amount so prepaid and the Commitment of each Bank reduced rateably.

9.5  MANDATORY PREPAYMENT OF INSURANCE PROCEEDS
     The Borrower shall, promptly following (but, in any event, within five Business Days of) receipt of the same by any member of the Group, apply an amount equal to the proceeds (net of reasonable costs and expenses and, if any, taxes associated with the relevant insurance claim) of any insurance ("INSURANCE PROCEEDS") received by any member of the Group either:

     9.5.1   towards prepayment of the Loan;

     9.5.2 in the replacement, reinstatement and/or repair of the assets in respect of which the relevant insurance claim was made; or

     9.5.3 if the relevant replacement, reinstatement and/or repair of the assets in respect of which the relevant insurance claim was made will not take place within the relevant five Business Day period referred to above, in payment to an account in the name of the Borrower and secured in favour of the Finance Parties on terms providing a first ranking, fully perfected security interest as security for the Borrower's obligations hereunder for application in such replacement, reinstatement and/or repair or otherwise in repayment of the Loan.

9.6  LIBERTY EXEMPTION
     Notwithstanding any provision of this Clause 9 (other than Clause 9.7) or any other provision of this Agreement, the Borrower shall not be obliged to repay the Loan and no Finance Party shall have the right to declare the Loan (or any part of it) immediately due and payable and/or to cancel the whole (or any part) of the Total Commitments as a result of any:

     9.6.1 acquisition, ownership or disposition of any equity interest in, or control of any member of the UPC Group by;

     9.6.2   sale of assets of any member of the UPC Group to;

     9.6.3   purchase of assets by any member of the UPC Group from; or

     9.6.4 participation in management of any member of the UPC Group by, or by any designee of

     Liberty Media, Liberty Media International, Inc. or any of their respective Affiliates (PROVIDED THAT, for the purpose of this Clause 9.6 only, Affiliate shall have the meaning given thereto in the Liberty Loan Agreement).

9.7  MANDATORY PREPAYMENT UPON EWT/PRIMACOM MERGER
     Notwithstanding Clause 9.6, upon the occurrence of an EWT/PrimaCom Merger, the Borrower (or, if applicable, the EWT/PrimaCom Merged Entity) shall prepay all of the then outstanding Advances (together with accrued interest thereon) and all other amounts payable under the Finance Documents (including, without limitation, any amount payable pursuant to Clause 23.4 (BREAK COSTS)) on the date that the EWT/PrimaCom Merger is completed and effective and the Facility shall be cancelled and each Bank's Commitment shall be reduced to zero on such date.

10.   TAXES

10.1  TAX GROSS-UP
      Subject to Clause 10.2 (QUALIFYING BANKS), if, at any time, any Obligor is required to make any deduction or withholding in respect of taxes from any payment due under the Finance Documents for the account of any of the Finance Parties, the sum due from such Obligor in respect of such payment shall, subject to the relevant Finance Party's compliance with Clause 10.4 (CERTIFICATION TO SECURE A TAX BENEFIT), be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of an Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Obligor shall promptly deliver to the Facility Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

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

10.2  QUALIFYING BANKS
      If any Finance Party is not or ceases to be a Qualifying Bank in relation to an Obligor then it shall promptly notify the Borrower upon becoming aware of the same and such Obligor shall not be obliged to pay such Finance Party under Clause 10.1 (TAX GROSS-UP) any amount in excess of the amount it would have been obliged to pay if such Finance Party was or had not ceased to be a Qualifying Bank PROVIDED THAT this Clause 10.2 shall not apply (and the relevant Obligor shall be obliged to comply with its obligations under Clause 10.1) if after today's date there shall have been any change in, or in the interpretation or application of, any relevant law, directive, treaty (including, without limitation, any applicable double tax treaty) or regulation or practice of any applicable taxation authority and as a result thereof the relevant Finance Party ceases to be a Qualifying Bank in relation to such Obligor or such Obligor will be required to make deduction or withholding on account of tax irrespective of whether the recipient of the relevant payment is or is not a Qualifying Bank in relation to such Obligor. Each Finance Party confirms to the Borrower that it is, as at the date of this Agreement, a Qualifying Bank.

10.3  CLAW-BACK OF TAX BENEFIT
      If following any such deduction or withholding as is referred to in Clause
      10.1 (TAX GROSS-UP) any Finance Party shall receive or be granted a credit against or remission for any taxes payable by it, the relevant Finance Party shall, subject to the relevant Obligor having made any increased payment in accordance with Clause 10.1 and to the extent that the relevant Finance Party can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the relevant Finance Party to obtain any other relief or allowance which may be available to it, reimburse such Obligor with such amount as the relevant Finance Party shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the relevant Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by such Obligor as aforesaid. Such reimbursement shall be made forthwith upon the relevant Finance Party certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Finance Party to rearrange its tax affairs or to disclose any information regarding its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Borrower shall not, by virtue of this Clause 10.3 be entitled to enquire about any Finance Party's tax affairs.

10.4  CERTIFICATION TO SECURE A TAX BENEFIT
      Finance Party without deduction or withholding for or on account of tax or to secure the benefit of any reduced rate of such deduction or withholding, an Obligor requires a direction from or the consent of a government or taxing authority, each Finance Party agrees to use its reasonable endeavours to complete (accurately and, to the extent it can lawfully do so without prejudice to its commercial interests, in a manner reasonably satisfactory to such Obligor), execute, arrange for any required certification of, and deliver to such Obligor, or such government or taxing authority as such Obligor may reasonably direct, any form or document reasonably required of it, and to provide such information that such Obligor or such government or taxing authority may reasonably require or request in order to assist or enable such Obligor to secure that such a direction or consent is given to such Obligor in respect of payment. 11. INCREASED COSTS

11.1  INCREASED COSTS
      If, by reason of (a) any change after the date hereof in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority coming into effect after the date hereof and with which banks generally are accustomed to comply:

      11.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents;

      11.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents; or

      11.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum,

      then the Borrower shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost (each an "INCREASED COST").

11.2  INCREASED COSTS CLAIMS
      A Bank intending to make a claim pursuant to Clause 11.1 (INCREASED COSTS) shall notify the Facility Agent of the event giving rise to such claim, whereupon the Facility Agent shall notify the Borrower thereof.

11.3  EXCLUSIONS
      Notwithstanding the foregoing provisions of this Clause 11, no Bank shall be entitled to make any claim under this Clause 11:

      11.3.1 in respect of any Increased Costs compensated for by Clause 10.1 (TAX GROSS-UP);

      11.3.2 in respect of any Increased Costs resulting from any change in the taxation or rate of taxation on the overall net income or gross turnover of a Bank imposed in the jurisdiction in which such Bank's principal office is for the time being located or on the net income or gross turnover of a Bank's Facility Office imposed in the jurisdiction in which that Facility Office is located;

      11.3.3 resulting from a failure by that Bank to comply with any request from or requirement of any central bank or other fiscal or monetary or other authority or any applicable law;

      11.3.4 in respect of any Increased Costs for which (and to the extent that) that Bank has received compensation in respect therefor; or

      11.3.5 for any Increased Costs in respect of any period falling prior to the date which is 60 days before the date on which notice of such Increased Costs is given to the Facility Agent by the relevant Bank.

12.   ILLEGALITY

      If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Facility Agent a notice to that effect and:

      12.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Commitment shall be immediately reduced to zero; and

      12.1.2 if the Facility Agent on behalf of such Bank so requires, the Borrower shall on such date as the Facility Agent shall have specified repay such Bank's share of any outstanding Advances either (A) forthwith, if such unlawfulness has immediate or retrospective effect, or (B) on future specified dates falling on or before the latest date permitted by the relevant law or regulation to minimise any loss or expense occurred by the relevant Bank liquidating or employing deposits from third parties acquired or contracted to fund and or any part of its contribution.

13.   MITIGATION

      If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

      13.1.1 an increase in any sum payable to it or for its account pursuant to Clause 10.1 (TAX GROSS-UP);

      13.1.2 a claim for indemnification pursuant to Clause 11.1 (INCREASED COSTS);

      13.1.3 the reduction of its Available Commitment to zero or any repayment to be made by the Borrower pursuant to Clause 12 (ILLEGALITY); or

      then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Borrower under any of the Clauses referred to above, such Bank shall promptly upon becoming aware of such circumstances notify the Facility Agent thereof and, in consultation with the Facility Agent and the Borrower and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution acceptable to the Borrower and willing to participate in the Facility) to mitigate the effects of such circumstances, PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the reasonable opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

14.   REPRESENTATIONS AND WARRANTIES

      Each Obligor makes the representations and warranties set out in this Clause 14 and acknowledges that the Banks have entered into this Agreement in reliance of these representations and warranties:

14.1  STATUS
      It is a corporation duly organised under the laws of Germany with power to enter into each of the Finance Documents to which it is a party.

14.2  POWER TO BORROW
      It has power to execute, deliver and perform its obligations under this Agreement and the Security Documents to which it is a party and, in the case of the Borrower, to borrow the Total Commitments and, in the case of the Guarantors, to guarantee the Loan; all necessary corporate action has been taken to authorise the execution, delivery and performance of the same and (subject to applicable maintenance of capital rules) no limitation on the powers of the Borrower to borrow or the Guarantors to give guarantees will be exceeded as a result of borrowings or guarantees under this Agreement.

14.3  BINDING OBLIGATIONS
      The obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof and the Security Documents create perfected and first ranking security in accordance with their terms subject to (a) the qualifications as to matters of law contained in the legal opinions referred to in Schedule 3 (CONDITIONS PRECEDENT) and mandatory provisions of law affecting creditors rights generally and (b) in relation to the ranking of the Security Documents only, the Encumbrances permitted under sub-paragraph (b) of the definition of Permitted Encumbrances in Clause 1.1 ranking prior to certain Security Documents until the first Drawdown Date or, in relation to the Mortgages only, until the date such Permitted Encumbrances are deleted in the competent land register (as the case may be).

14.4  EXECUTION OF THIS AGREEMENT
      Its execution of the Finance Documents to which it is a party and its exercise of its rights and performance of its obligations under the Finance Documents do not and will not conflict in any material respect with:

      14.4.1 any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets in any way which would or is reasonably likely to cause a material claim to be brought against any of the Finance Parties;

      14.4.2  its constitutive documents; or

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      14.4.3  any applicable law.

14.5  NO MATERIAL DEFAULTS
      No member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would or is reasonably likely to have a Material Adverse Effect.

14.6  NO LITIGATION
      No litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of any Obligor, threatened against any member of the Group in which there is a reasonable likelihood of an adverse determination, and if adversely determined would or is reasonably likely to have a Material Adverse Effect.

14.7  FINANCIAL STATEMENTS CORRECT AND COMPLETE

      14.7.1 The Original Financial Statements have been prepared in accordance with GAAP which principles have been consistently applied and present fairly and accurately the financial position of the Borrower and the Group as at such date and as at such date, no member of the Group had any liabilities (contingent or otherwise) which are significant in the context of the Group (taken as a whole) or any material losses which are not disclosed by, or reserved against or provided for in, such financial statements;

      14.7.2 the unaudited Quarterly Management Accounts for the Group in respect of the Quarter Period ended 30 June 2001 have been prepared in accordance with GAAP (other than year end adjustments and absence of footnotes) which principles have been consistently applied and present fairly and accurately the results of the operations of the Group for such Quarter Period as at such date; and

      14.7.3 the combined financial projections for the Group for the financial years ending 2001 and 2002 inclusive, the operating statistics projections for such financial years and the Management Base Case have been prepared based upon historical financial information and upon the assumptions set forth therein, which assumptions were reasonable when made in light of current and reasonably foreseeable business conditions and are reasonable on the date hereof.

14.8  ENCUMBRANCES
      Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Group.

14.9  NO FILINGS REQUIRED
      Save for the filings, registrations and notarisation referred to in the legal opinions referred to in Schedule 3, it is not necessary to ensure the legality, validity, enforceability, admissibility in evidence or (in the case of the Security Documents) the perfection and first ranking nature of any of the Finance Documents that any of them or any other instrument be notarised, filed recorded, registered or enrolled in any court, public office or elsewhere in Germany or that any stamp, registration or similar tax or charge be paid in Germany on or in relation to any of the Finance Documents save for, in relation to the rank of the Mortgages only, the deletion in the competent land register of

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      mortgages being Permitted Encumbrances within the meaning of sub-paragraph
      (b)(ii) of the definition of Permitted Encumbrances in Clause 1.1.

14.10 TITLE TO ASSETS
      The Borrower has a good and marketable interest in its material assets free and clear of any Encumbrance other than Permitted Encumbrances.

14.11 INTELLECTUAL PROPERTY RIGHTS

      14.11.1 The Intellectual Property Rights owned by or licensed to each member of the Group are free from any Encumbrances (save for those created or to be created by or pursuant to the Security Documents, those arising by, through or under the terms on which any such Intellectual Property Rights are licensed to the relevant member of the Group and Permitted Encumbrances) and any other rights of interests in favour of third parties;

      14.11.2 no member of the Group in carrying on its business, to its knowledge, infringes any Intellectual Property Rights of any third party where any action taken by such third party in respect of any such infringement would or is reasonably likely to have a Material Adverse Effect;

      14.11.3 the Intellectual Property Rights used by each member of the Group are owned or validly licensed to it save where this is not the case it would not or is not reasonably likely to have a Material Adverse Effect; and

      14.11.4 to the knowledge of the Borrower, no Intellectual Property Rights owned by any member of the Group are being infringed, nor is there any threatened infringement of any such Intellectual Property Rights which, in either case would or is reasonably likely to have a Material Adverse Effect.

14.12  CONSENTS OBTAINED & NECESSARY AUTHORISATIONS
       14.12.1 Save for the filings, registrations and notarisation referred to in the legal opinions referred to in Schedule 3, every consent, authorisation, licence or approval of or registration with or declaration to, governmental or public bodies or authorities of courts (other than Necessary Authorisations) required by each member of the Group in connection with, the execution, delivery, validity, enforceability, admissibility in evidence or (in the case of the Security Documents) the perfection and first ranking nature of this Agreement and the Security Documents to which it is a party or the performance by each member of the Group of their respective obligations under this Agreement and the Security Documents to which they are a party has been obtained and is in full force and effect and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same save for, in relation to the rank of the Mortgages only, the deletion in the competent land register of mortgages being Permitted Encumbrances within the meaning of sub-paragraph (b)(ii) of the definition of Permitted Encumbrances in Clause 1.1.

       14.12.2 Other than the Necessary Authorisations listed in Schedule 12 (NECESSARY AUTHORISATIONS), there is no consent, authorisation, licence, permit, right, or approval from or registration with or declaration to, governmental or public bodies or authorities of courts in favour of or on the part of any member of the Group the revocation, withdrawal, suspension, cancellation, absence, termination, expiry or ceasing to be in full force and effect of which alone would or is reasonably likely to have a Material Adverse Effect.

14.13  INFORMATION
       To the best of its knowledge and belief, the factual information relating to the Group contained in the Information is and remains true and accurate in all material respects, all opinions, projections and forecasts contained therein were prepared in good faith based on reasonable assumptions and arrived at after due and careful and enquiry and have been prepared by the Borrower on the basis of assumptions which the Borrower believed were reasonable as of the date of such projections in light of current and reasonably foreseeable business conditions at the time. There are no material facts or circumstances which have not been disclosed to the Arranger prior to the date hereof, the omission of which, would make any factual information contained in the Information inaccurate or misleading in any material respect or any of the opinions, projections and forecasts contained in the Information (and the assumptions on which such opinions, projections and forecasts where made) misleading in any material respect. Notwithstanding the above, no warranty or representation is made in respect of (i) any information, facts, statements, opinions, projections, forecasts, demographic statistics or circumstances relating to the cable, media, telecommunications and data services industry as a whole, (ii) any person other than a member of the Group.

14.14  ENVIRONMENTAL MATTERS

       14.14.1 Each member of the Group complies, in all respects, with all requirements of Environmental Laws where failure to do so has or is reasonable likely to have a Material Adverse Effect.

       14.14.2 No Environmental Claim is, to the knowledge of any member of the Group, pending, threatened, or existing as at the date of this Agreement, which has or is reasonably likely to have a Material Adverse Effect.

14.15  NO DEFAULT
       No Event of Default or Potential Event of Default has occurred and is continuing.

14.16  PRINCIPAL AGREEMENTS
       14.16.1 Each Principal Agreement to which any member of the Group is a party constitutes, or will when executed constitute, the legal, valid and binding obligation of such member, subject to the application of any relevant insolvency, bankruptcy or similar laws or other laws affecting the interests of creditors generally, enforceable against it in accordance with its terms.

       14.16.2 No member of the Borrower Group is in breach of any of its material obligations under any Principal Agreement to which such member is a party, nor (to the best of its knowledge and belief), is any other party thereto, in each case in such a manner or to such an extent as would or is reasonably likely to have a Material Adverse Effect. To the best of its knowledge and belief there is no material dispute between any member of the Group and any other party to a

                Principal Agreement and there have been no amendments to any Principal Agreement in the form provided to the Facility Agent prior to the date of this Agreement which, in each case, would or is reasonably likely to have a Material Adverse Effect.

       14.16.3 Other than the Principal Agreements, there is no agreement or contract to which any member of the Group is a party the revocation, withdrawal, suspension, cancellation, absence, termination, expiry or ceasing to be in full force and effect of which alone would or is reasonably likely to have a Material Adverse Effect.

14.17  TELECOMMUNICATIONS AND CABLE LAWS
       To the best of its knowledge and belief, each member of the Group is in compliance in all material respects with all Telecommunications and Cable Laws applicable to it but excluding, for these purposes only, breaches of Telecommunications and Cable Laws which have been expressly waived by the relevant regulatory authority.

14.18  NO MATERIAL ADVERSE EFFECT
       There has been no event or circumstance since the date to which the Original Financial Statements were prepared which has had or is reasonably likely to have a Material Adverse Effect.

14.19  REPETITION
       The representations and warranties in Clauses 14.1 (STATUS) to and including 14.7 (FINANCIAL STATEMENTS CORRECT AND COMPLETE) (other than Clause 14.7.3), 14.10 (TITLE TO ASSETS) and 14.14 (ENVIRONMENTAL MATTERS) (so that (a) the representation and warranty in Clause 14.7.1 shall for this purpose refer to the then latest audited consolidated financial statements of the Borrower delivered to the Facility Agent under Clause
       15.1 (FINANCIAL STATEMENTS) and (b) the representation and warranty in Clause 14.7.2 shall for this purpose refer to the then latest Quarterly Management Accounts delivered to the Facility Agent under Clause 15.2 (QUARTERLY MANAGEMENT ACCOUNTS)) shall be deemed to be repeated by each Obligor on and as of each Drawdown Date (other than in relation to a Rollover Advance) as if made with reference to the facts and circumstances existing on each such date.

15.    FINANCIAL INFORMATION

15.1   FINANCIAL STATEMENTS
       The Borrower shall prepare annual audited consolidated statements in accordance with GAAP and cause such financial statements to be reported on by its Auditors and deliver to the Facility Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but, in any event, not later than 180 days after the end of the financial year to which they relate. Each set of financial information or financial statements of the Group delivered pursuant to this Clause 15.1 shall be accompanied by a calculation in reasonable detail of Annualised Quarterly Revenue in relation to the relevant Quarter Day.

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15.2   QUARTERLY MANAGEMENT ACCOUNTS
       The Borrower shall in respect of each Quarter Period ending after the date hereof prepare unaudited consolidated Quarterly Management Accounts for the Group and deliver a copy of the same to the Facility Agent for distribution to the Banks as soon as practicable thereafter but, in any event, not later than 60 days after the end of the Quarter Period to which they relate. Each set of financial information or financial statements of the Group delivered pursuant to this Clause 15.2 shall be accompanied by a calculation in reasonable detail of Annualised Quarterly Revenue in relation to the relevant Quarter Day.

15.3   MONTHLY STATISTICS
       The Borrower shall in respect of each calendar month commencing with September 2001 prepare consolidated Monthly Statistics for the Group and deliver a copy of the same to the Facility Agent for distribution to all the Banks as soon as practicable but not later than 30 days after the month to which they relate.

15.4   DELIVERY OF REPORTS
       The Borrower shall deliver to the Facility Agent, for distribution to the
       Banks:

       15.4.1 whenever it delivers its audited financial statements or Quarterly Management Accounts, a Compliance Certificate from an Authorised Signatory of the Borrower in respect of the financial year to which such financial statements relate or in respect of the Quarter Period to which such Quarterly Management Accounts relate;

       15.4.2 an Auditor's Certificate in respect of annual financial statements at the time of issue thereof; and

       15.4.3   the 2002 Budget no later than 31 December 2001.

15.5   CHANGE IN BASIS OF ACCOUNTS
       The Borrower shall ensure that all financial statements delivered under Clause 15.1 and 15.2 are prepared in accordance with GAAP and in accordance with the accounting principles and practices used in the preparation of the financial statements referred to in Clause 14.7.1 and the 2001 Budget (the "ORIGINAL BASIS") consistently applied in respect of each financial year unless to do so would be inconsistent with then current GAAP (the "NEW BASIS"). If the preparation of financial statements on the Original Basis is contrary to the New Basis then the Borrower shall promptly notify the Facility Agent in writing of the relevant change and (at the option of the Borrower) shall either (1) prepare and deliver to the Facility Agent audited financial statements on both the Original Basis and the New Basis (or shall prepare and deliver financial statements on the New Basis only but shall also prepare and deliver an audited reconciliation statement (a "RECONCILIATION STATEMENT") showing those adjustments necessary in order to reconcile the financial statements produced on the New Basis to the Original Basis) or
       (2) request the Facility Agent to enter into good faith negotiations for such amendments (if any) as are necessary to the covenant contained in Clause 16 (FINANCIAL CONDITION) and any other provisions of this Agreement affected by such change, in which event the Facility Agent will enter into such negotiations for a period of not more than 28 days. If agreement is reached between the Borrower and the Facility Agent (acting on the instructions of an Instructing Group) within such period as to the amendment of any such covenants of provisions, then the parties hereto will enter into such documentation and take such other steps as are required to put such amendments into effect following which the Borrower shall then be obliged to produce financial statements on the New Basis only. If no such agreement is reached the Borrower shall be obliged to prepare and deliver financial statements on both the Original Basis and the New Basis (or shall prepare and deliver audited financial statements on the New Basis accompanied by a Reconciliation Statement).

       Where the Borrower is under an obligation to deliver financial statements under Clause 15.1 on both the Original Basis and the New Basis (or on the New Basis but accompanied by a Reconciliation Statement), Quarterly Management Accounts shall also be delivered on both bases or on the New Basis but accompanied by a Reconciliation Statement.

       All financial statements, Quarterly Management Accounts and Reconciliation Statements delivered pursuant to this Clause 15 shall be delivered within the relevant time period set out in Clauses 15.1 and 15.2.

       The provisions of this Clause 15 shall also apply, MUTATIS MUTANDIS, to the preparation and delivery of the 2002 Budget under Clause 15.4.3 and any revised financial projections.

15.6   OTHER FINANCIAL INFORMATION
       The Borrower shall provide the Facility Agent with such other financial information concerning the Group and its affairs as the Facility Agent acting on instructions of any Bank may from time to time reasonably request.

15.7   FINANCIAL YEAR END
       The Borrower shall maintain a financial year end of 31 December for each member of the Group save with the prior written consent of the Facility Agent acting on the instructions of an Instructing Group.

15.8   AUTHORISED SIGNATORY
       The Borrower shall ensure that any new or replacement Authorised Signatory has provided the Facility Agent with evidence reasonably satisfactory to it of such new officer(s)' authority and a specimen of his or their signature(s) prior to signing any Compliance Certificates, Notices of Drawdown, or any other notices, requests or confirmations referred to in this Agreement or relating to the Facility.

15.9   AUDITORS
       The Borrower shall ensure that the Auditors are appointed as auditors of the Borrower and each of its Subsidiaries for the purpose of producing financial statements in accordance with GAAP and not change such appointment without appointing a major accounting firm of recognised international standing and repute.

15.10  INSPECTION
       The Borrower shall, if required by the Facility Agent (acting on the instructions of an Instructing Group), at any time whilst a Potential Event of Default or an Event of Default is continuing, permit, to the extent it is able to do so, representatives of the Facility Agent upon reasonable prior written notice to the Borrower or other relevant member of

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       the Group, after having made arrangements with the Borrower so to do and after entering into a Confidentiality Undertaking if reasonably required by the Borrower (a) visit and inspect the properties of any member of the Group during normal business hours, (b) inspect and make extracts from and copies of its books and records other than records which the relevant member of the Group is prohibited by law from disclosing to the Facility Agent and/or any relevant Bank and (c) discuss with its principal officers, Auditors and other accountants employed by the relevant member of the Group for producing financial statements in accordance with accounting principles generally accepted in Germany its business, assets, liabilities, financial position, results of operations and business prospects provided that any such discussion with the Auditors or other accountants shall only be on the basis of the audited accounts of the Group.

15.11  REQUIREMENTS AS TO FINANCIAL STATEMENTS
       The Borrower shall ensure that each set of financial statements delivered by it pursuant to this Clause 15 is certified by an Authorised Signatory of the Borrower as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period.

16.    FINANCIAL CONDITION
       The Borrower undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement or any of the Commitments remain outstanding, it will ensure that on each Quarter Day:

       16.1.1   the ratio of:

                (a)   Consolidated Net Borrowings on such Quarter Date to

                (b) two times Consolidated EBITDA for the Quarter Period ending on such Quarter Day and for the immediately preceding Quarter Period shall not exceed 4.5:1;

       16.1.2 Annualised Quarterly Revenue (calculated by reference to such Quarter Day) shall not be less than EUR 47,500,000; and

       16.1.3 Consolidated Net Borrowings on such Quarter Day divided by the number of subscribers to the Group's services as at such Quarter Day (determined, in the case of the number of subscribers, by reference to the Monthly Statistics delivered to the Facility Agent in respect of the month ending on the relevant Quarter
                Day) shall not be greater than EUR 200.

17.    COVENANTS

17.1   MAINTENANCE OF LEGAL VALIDITY
       Each Obligor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Finance Documents.

                                       39
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17.2   INSURANCE
       The Borrower shall ensure that each member of the Group shall maintain insurance cover of a type and level which a prudent person in the same business would effect.

17.3   ENVIRONMENTAL CLAIMS
       The Borrower shall inform the Facility Agent (and, if the Borrower is not already aware of such matter, each other Obligor shall inform the Borrower) in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of such Obligor's knowledge and belief) is threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

17.4   NOTIFICATION OF EVENTS OF DEFAULT
       Each Obligor shall procure that the Facility Agent is promptly informed of any Event of Default or Potential Event of Default forthwith upon becoming aware thereof and shall notify the Facility Agent if it becomes aware that any representation or warranty is or was untrue or false when made or deemed to be made or becomes untrue or false between delivery of a Notice of Drawdown and the Drawdown Date specified therein.

17.5   CLAIMS PARI PASSU
       Each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least PARI PASSU with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

17.6   NEGATIVE PLEDGE
       Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS), no Obligor shall and the Borrower shall procure that no other member of the Group shall permit any Encumbrance (other than the Permitted Encumbrances) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues.

17.7   DISPOSALS
       Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS), no Obligor shall and the Borrower will procure that no other member of the Group shall sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not (other than Permitted Disposals, a Permitted Chemnitz Disposal and disposals made as part of a solvent reorganisation of the Group subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS)).

17.8   COMPLIANCE WITH LAWS AND REGULATIONS
       Each Obligor shall and the Borrower shall ensure that each other member of the Group shall comply with the terms and conditions of all laws (including Telecommunications and Cable Laws and Necessary Authorisations), regulations, agreements, its Authorisations and concessions including, without limitation, all Environmental Laws and all Environmental Licences unless, but without prejudice to Clause 17.16 (REGISTRATIONS AND NECESSARY AUTHORISATIONS) the failure to comply therewith would not, or would not reasonably be likely, in the opinion of the Facility Agent acting reasonably, to have a Material Adverse Effect.

17.9   ENVIRONMENTAL COMPLIANCE
       Each Obligor shall and the Borrower shall ensure that each other member of the Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Licences.

17.10  TAXES
       Each Obligor shall, and the Borrower shall procure that each other member of the Group shall, file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carried on business or is otherwise subject to taxation and will pay all taxes shown to be due and payable on such returns or any assessments made against it within the period stipulated for such payment (other than those being contested in good faith).

17.11 SUBORDINATION AND ASSIGNMENT OF AMOUNTS OWED TO RELEVANT PERSONS Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS) the Borrower shall procure that:

       17.11.1 in respect of any agreements under which any member of the Group may be liable to pay any amounts to Relevant Persons (including, without limitation, the repayment of Borrowed Money and the payment of interest thereon) entered into on or before the first Drawdown Date (where such amounts are actually payable on or after the first Drawdown Date), prior to the first Drawdown Date; and

       17.11.2 in respect of any agreements under which any member of the Group may be liable to pay any amounts to Relevant Persons entered into after the first Drawdown Date, prior to the entry into such agreements and the incurrence of any such liability to a Relevant Person by any member of the Group, such Relevant Person shall enter into documents on terms agreed with the Facility Agent to subordinate to the claims of the Finance Parties hereunder and assign to the Finance Parties the claims of such Relevant Person (including, without limitation, the repayment of Borrowed Money) in respect of such Borrowed Money or other amounts such that the same constitute valid and legally binding obligations of such Relevant Person enforceable in accordance with their terms subject to substantially similar qualifications as to matters of law to those made in the legal opinions referred to in Schedule 3.

17.12  LOANS AND GUARANTEES
       Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS), no Obligor shall, and the Borrower will procure that no other member of the Group shall, make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability in respect of any obligation of another person, or enter into any transaction having the effect of lending money with any person other than (i) to or for the benefit of another member of the Group but subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS), (ii) normal trade credit or guarantees

                                       41
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       entered into or granted in the ordinary course of business, (iii) as permitted under Clause 17.13 (BORROWED MONEY) and (iv) loans to employees of the Borrower up to an aggregate amount of not more than EUR 100,000 (or equivalent) outstanding at any time.

17.13  BORROWED MONEY
       No Obligor shall and the Borrower shall procure that no other member of the Group shall create, incur or otherwise permit to be outstanding any Borrowed Money (other than Permitted Borrowings).

17.14  LEGAL PROCEEDINGS
       Each Obligor shall provide the Facility Agent with any notice of any legal proceedings which are reasonably likely to have a Material Adverse Effect.

17.15  REDEMPTION AND ISSUE OF SHARES
       Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS), no Obligor shall and the Borrower shall procure that no other member of the Group shall (other than in respect of members of the Group other than the Borrower in order to permit a solvent reorganisation of the Group but subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS)) reduce its capital or purchase or redeem any class of its shares or any other ownership in it and no Obligor shall, and the Borrower will procure that no other member of the Group shall, issue any shares of any class save that any member of the Group may issue shares to or otherwise acquire additional rights from any other member of the Group so long as such shares are charged or pledged in favour of the Finance Parties pursuant to the terms of a Security Document. or another document constituting first ranking, fully perfected security in favour of the Finance Parties and subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS).

17.16  REGISTRATIONS AND NECESSARY AUTHORISATIONS
       Each Obligor shall:

       17.16.1 obtain or cause to be obtained, every Necessary Authorisation and (subject to the proviso below) each other Authorisation;

       17.16.2 ensure that no Necessary Authorisation and (subject to the proviso below) no other Authorisation is revoked, cancelled, suspended, withdrawn, terminated, expires and is not renewed or otherwise ceases to be in full force and effect without a new one having first been put in place with a member of the Group on substantially identical terms, on terms more beneficial to the Group or on terms then required by the relevant governmental or public body or authority or court in Germany; and

       17.16.3 ensure that no Necessary Authorisation and (subject to the proviso below) no other Authorisation is modified in any respect (other than modifications of the same so that following such modification the same is on terms more beneficial to the Group or required by the relevant governmental or public body or authority or court in Germany) and that no member of the Group commits any default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same

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       provided that at any time it shall not be a breach of this Clause 17.16 if the Authorisation(s) (other than any Necessary Athorisation) in respect of which any member or members of the Group at such time shall have failed to comply with this Clause 17.16 relate, at such time, to the provision of services in relation to the Business to an aggregate of less than 10% of the total number of potential end customers and housing units (WOHNEINHEITEN) to which members of the Group may provide such services at such time.

17.17  INVESTMENTS
       Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS) and other than Permitted Acquisitions, no Obligor shall and the Borrower shall procure that no other member of the Group shall:

       17.17.1 make any loan or advance to, or enter into any transaction having the effect of lending money with, any person (other than a member of the Group but subject to Clause 17.25 (MAINTENANCE OF OBLIGATIONS)); or

       17.17.2 acquire for consideration any document evidencing Indebtedness for Borrowed Money, capital stock or other securities of any person; or

       17.17.3 acquire all or any substantial part of the assets, property or business of any other person or any assets that constitute a division or operating unit of the business of any other person; or

       17.17.4 create or acquire any Subsidiary or Affiliate or any shares or equivalent ownership interests in any person or otherwise enter into any joint venture arrangement or partnership or similar undertaking with any person provided that (in the case of Clauses 17.17.1 and 17.17.2) members of the Group may undertake such transactions referred to in sub-clauses (i)-(iv) of Clause 17.12 (LOANS AND GUARANTEES).

17.18  CAPITAL EXPENDITURE
       No Obligor shall and the Borrower shall procure that no other member of the Group shall incur any Capital Expenditure more than 10 per cent. higher in any financial year than the expenditures forecast in respect of that financial year in the Management Base Case.

17.19  SWAPS AND HEDGING
       No Obligor shall and the Borrower shall procure that no other member of the Group shall enter into any interest rate or currency swaps or other hedging arrangements other than non-speculative arrangements directly relating to the risk management of any Borrowed Money permitted to subsist by the terms of this Agreement and entered into in the ordinary course of the business for the genuine hedging of the relevant underlying transaction.

17.20  RESTRICTED PAYMENTS
       Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS), no Obligor shall and the Borrower shall procure that no other member of the Group shall make any Restricted Payments.

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17.21  CONSTITUTIVE DOCUMENTS
       Each Obligor shall procure and the Borrower shall procure in relation to each other member of the Group that its constitutive documents are not amended in any way which would or is reasonably likely to adversely affect (in terms of value, enforceability or otherwise) any Encumbrance created in favour of the Finance Parties pursuant to the Security Documents.

17.22  MERGER
       Subject to the provisions of Clause 17.24 (LIMITATION ON CERTAIN RESTRICTIVE COVENANTS), no Obligor shall merge or consolidate with any other company or person and the Borrower shall procure that no other member of the Group merges or consolidates with any other company or person save for mergers between any members of the Group with any or all of the other members of the Group ("ORIGINAL ENTITIES") into one or more entities (each a "MERGED ENTITY") PROVIDED THAT:

       17.22.1 reasonable details of the proposed merger in order to demonstrate satisfaction with paragraphs 17.22.2 to 17.22.4 below are provided to the Facility Agent at least 10 days before the merger is to be entered into;

       17.22.2 such Merged Entity is a member of the Group and is liable for the obligations of the relevant Original Entities (including the obligations under this Agreement and the Security Documents) which remain unaffected thereby and entitled to the benefit of all the rights of such Original Entities and, where one or more of the Original Entities are Guarantors, the maximum amount payable by the Merged Entity as a Guarantor hereunder (taking into account Clause 20.11 (LIMITATIONS FOR GERMAN OBLIGORS)) is not less than the aggregate of the maximum amount payable as Guarantors hereunder by the Original Entities;

       17.22.3 such Merged Entity has as soon as reasonably practicable after the relevant merger being consummated entered into security documents over all of its material assets (to the extent practicable) in a similar form and substance to the Security Documents; and

       17.22.4 all the property and other assets of the relevant Original Entities are vested in the Merged Entity and that the Merged Entity has assumed all the rights and obligations of the relevant Original Entity as permitted under applicable law.

17.23  PRINCIPAL AGREEMENTS
       The Borrower shall ensure that:

       17.23.1 no Principal Agreement is amended (other than to correct a manifest error), supplemented, novated, terminated, suspended, revoked, cancelled or otherwise ceases to be in full force and effect other than upon the expiry of the term of such agreement in accordance with the terms and conditions of such agreement in effect as at the date of this Agreement;

       17.23.2 "GESTATTUNGSVERTRAGE" agreements to which any member of the Group is a party pursuant to which (singly or in total) 10% or more of the total number of end customers and housing units (WOHNEINHEITEN) which are serviced or reached by the Group at any time are serviced or reached, are not amended or supplemented

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                to the detriment of a member of the Group, leading to a loss of
                10% or more of the total number of end customers and houing units (WOHNEINHEITEN) which are reached or serviced by the Group, novated, terminated, suspended, revoked, cancelled or otherwise cease to be in full force and effect; and

       17.23.3 no member of the Group breaches any term of or repudiates any of its obligations under any of the Principal Agreements or under "GESTATTUNGSVERTRAGE" agreements to which any member of the Group is a party pursuant to which (singly or in total) 10% or more of the total number of end customers and housing units (WOHNEINHEITEN) which are serviced or reached by the Group at any time are serviced or reached, leading to a loss of 10% or more of the total number of end customers and housing units (WOHNEINHEITEN) which are reached or serviced by the Group.

       PROVIDED THAT

       17.23.4 the Borrower may permit up to (but no more than) three of the agreements listed under the heading "Part I -
                Gestattungsvertrage" of Schedule 6 (PRINCIPAL AGREEMENTS) to be terminated, suspended, revoked, cancelled or to otherwise cease to be in full force and effect; and

       17.23.5 the Borrower may permit an agreement listed under the heading "Part II - Signal Delivery and Connection Agreements" of
                Schedule 6 (PRINCIPAL AGREEMENTS) to be terminated, suspended, revoked, cancelled or to otherwise cease to be in full force and effect if the Borrower provides evidence reasonably satisfactory to the Facility Agent acting reasonably, (by no later than the date of such termination, suspension, revocation or cancellation or otherwise) that such agreement has been replaced by one or more agreements with other reputable suppliers to provide (in the opinion of the Facility Agent, acting reasonably) similar services to a similar extent and under similar conditions or that (in the opinion of the Facility Agent, acting reasonably) uninterrupted signal delivery services are and shall be provided to the Group to a similar extent and under similar conditions by other means.

17.24  LIMITATION ON CERTAIN RESTRICTIVE COVENANTS
       Notwithstanding the provisions of Clauses 17.6 (NEGATIVE PLEDGE), 17.7 (DISPOSALS), 17.11 (SUBORDINATION AND ASSIGNMENT OF AMOUNTS OWED TO RELEVANT PERSONS), 17.12 (LOANS AND GUARANTEES) 17.15 (ISSUE OF SHARES), 17.17(INVESTMENTS), 17.20 (RESTRICTED PAYMENTS) and 17.22 (MERGER) the provisions of those Clauses shall not restrict the ability of any Subsidiary (as such term is defined in the UPC Indentures) to take such action as is contemplated in Section 10.13(1)(i), (ii) & (iii) of the UPC Indentures which may but for this provision be restricted by virtue of those clauses unless: (a) a payment default under Clause 19.1 (NON-PAYMENT) or (b) a breach of the provisions of Clause 16 (FINANCIAL CONDITION) has occurred.

17.25  MAINTENANCE OF OBLIGATIONS
       Notwithstanding the provisions of any other provision hereof, no member of the Group shall take any action which would, as at the time such action is taken, diminish the amount which could, but for such action, have been claimed by any of the Finance

                                       45
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       Parties under any guarantee issued by such member of the Group or any other member of the Group assuming for this purpose that the amount which could have been claimed, but for such action, and the amount which would be capable of being claimed as a result of such action is calculated as at the date at which such action is taken.

17.26  OBLIGATIONS OF GERMAN OBLIGORS

       17.26.1 The provisions of Clauses 17.7 (DISPOSALS), 17.15 (ISSUE OF SHARES), 17.21 (CONSTITUTIVE DOCUMENTS), and 17.22 (MERGERS), (the "Relevant Restrictive Covenants") shall not apply to any Obligor whose Relevant Jurisdiction is Germany (each the "German Obligor") or any of its Subsidiaries from time to time whose Relevant Jurisdiction is Germany (together with each German Obligor, the "German Group").

       17.26.2 Each German Obligor shall give the Facility Agent no less than ten Business Days' prior written notice of the intention of it or of its Subsidiaries whose Relevant Jurisdiction is Germany to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenants.

       17.26.3 The Facility Agent shall be entitled within ten Business Days of receipt of the relevant German Obligor's notice under Clause
                17.26.2 to request the relevant German Obligor to supply to the Facility Agent in sufficient copies for the Banks any relevant information in connection with the proposed action or steps referred to in such notice.

       17.26.4 The Facility Agent shall notify the relevant German Obligor, within ten Business Days of receipt of the relevant German Obligor's notice under Clause 17.26.2 or if additional information has been requested by the Facility Agent within the prescribed time, within ten Business Days of receipt of such information, whether the proposed action or steps under Clause
                17.26.3 is or is, in the reasonable opinion of the Facility Agent, acting on the instructions of an Instructing Group, likely to have a Material Adverse Effect.

       17.26.5 If the proposed action or steps under Clause 17.26.3 is so considered by the Facility Agent to have a Material Adverse Effect and the relevant member of the German Group nevertheless takes such action or steps under Clause 17.26.3, the Facility Agent shall be entitled to make (and, if so instructed by an Instructing Group, shall make) the declaration, request and/or instruction set out in sub-clause 19.16 (ACCELERATION AND CANCELLATION) and call for repayment of the Advances and exercise the other rights in accordance with sub-clause 19.17 (DEMAND BASIS).

       17.26.6 For the purposes of this Clause "RELEVANT JURISDICTION" means, in respect of any person, the jurisdiction of the country in which such person is incorporated and, if different, where it is resident or has its principal place of business, and each jurisdiction or state in which it owns or leases property or otherwise conducts its business.

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17.27  MORTGAGES

       17.27.1 The Borrower shall use, and shall cause each relevant Security Provider to use its best efforts, to ensure that within three months after the first Drawdown Date all registrations of the land charges created by the Mortgages shall have been registered with the competent Land Register, completed and made such that each Mortgage constitutes first ranking perfected security in favour of the Finance Parties. If the mortgages have not been registered within three months after the first Drawdown Date, the Borrower shall within two weeks of such date provide to the Finance Parties fully perfected first ranking security over assets having a value not less than the value of the property subject to the Mortgages, which security shall be on terms satisfactory to the Finance Parties and shall be enforceable with no more costs or effort than that involved in enforcing the Mortgages.

       17.27.2 The Borrower shall ensure that a land charge is created by a mortgage over the property situated at Winklhoferstrasse, Chemnitz described in the Land Register of Schonau as FLURSTUCK 535/5 (measuring about 800 square meters) and 536/9 (measuring about 400 square meters), which the Borrower is in the process of acquiring and the Borrower shall ensure that such charge shall constitute a first ranking perfected security in favour of the Finance Parties.

17.28  BdW TERMINATION

       17.28.1 Each Obligor shall procure that EWT Communications GmbH shall repay all indebtedness owing pursuant to the BdW Agreement and take all other necessary actions and steps so as to terminate the BdW Agreement and all rights, benefits, duties and obligations of the parties thereunder and to terminate all obligations, duties and liabilities of the Borrower in relation thereto by no later than 31 December 2001.

       17.28.2 The Borrower shall deliver to the Facility Agent evidence satisfactory in form and substance to the Facility Agent of the termination of the BdW Agreement and the repayment of all indebtedness owing thereunder and the termination of all rights, benefits, duties and obligations of the parties thereunder and all obligations, duties and liabilities of the Borrower in relation thereto by no later than 31 December 2001 (such date or such earlier date upon which such evidence is delivered to the Facility Agent, the "BDW TERMINATION DATE").

18.    CONDITION SUBSEQUENT

18.1   CONSENTS
       The Obligor shall ensure that all declarations of consent
       (LOSCHUNGSBEWILLIGUNGEN) relating to the properties under the Mortgages, shall be filed with the competent Land Register within 10 Business Days of the date hereof.

       Failure to comply with this Clause 18 within the time period specified herein, shall result in all amounts outstanding under the Facility (including accrued interest) becoming due and payable by the Obligor within 10 Business Days of the expiry of such time period. Failure to repay all amounts outstanding under the Facility (including accrued interest)

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       on or before the expiry of such 10 Business Day period shall, for the avoidance of doubt, constitute an Event of Default in accordance with Clause 19.

19.    EVENTS OF DEFAULT

       Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of a member of the Group):

19.1   NON-PAYMENT
       Any Obligor fails to pay any principal sum due from it under this Agreement in the currency, at the time and in the manner stipulated in this Agreement, or any other sum due from it under the Finance Documents within three Business Days of the due date in the currency and in the manner stipulated in this Agreement or such other Finance Document.

19.2   BREACH OF FINANCIAL COVENANTS
       The Borrower fails to comply with its obligations pursuant to Clause 16.

19.3   BREACH OF OTHER OBLIGATIONS
       The Shareholder, any Security Provider or any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under the Finance Documents (other than the obligations referred to in Clauses 19.1 and 19.2) and, in respect of any such breach or omission which is capable of remedy, such action as the Facility Agent may reasonably require shall not have been taken within 21 days of the Facility Agent notifying the Shareholder, Security Provider or Obligor (as the case may be) of such default and of such required action.

19.4   MISREPRESENTATION
       Any representation or warranty made or deemed to be made or repeated by or in respect of the Shareholder, a Security Provider or an Obligor in or pursuant to the Finance Documents or in any notice, certificate of statement referred to in or delivered under the Finance Documents is or proves to have been incorrect or misleading in any material respect when made and, in the event that the act or circumstance which led to such representation or warranty being incorrect or misleading is capable or remedy, such action as the Facility Agent may require shall not have been taken within 21 days of the Facility Agent notifying the person who made or was deemed to have made or repeated such representation or warranty of such act or circumstance and such required action.

19.5   VALIDITY OF SECURITY
       Save for registration of the land charges created by the Mortgages and, prior to the making of the first Advance, for any Encumbrance over the shares in EWT Communications GmbH, any Security Document is not or ceases to be effective and to create first ranking perfected security in favour of the Finance Parties or any Security Provider shall repudiate, or proceedings shall successfully challenge the prior status of the Encumbrances created by the Security Documents or the validity or enforceability of the Security Documents.

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19.6   CROSS-DEFAULT

       19.6.1 Any Borrowed Money of UPC is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money in its original terms); or

       19.6.2 any Borrowed Money of UPC becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due;

       provided that, in the case of Clauses 19.6.1 and 19.6.2, the principal amount, or aggregate principal amount at any one time, of all Borrowed Money in relation to any of the foregoing events set out above shall have occurred and be continuing is equal to or greater than EUR 50,000,000 (or such other lower threshold amount as may from time to time be specified in relation to UPC in the Eur 3,500,000,000, US$ 347,500,000 and Eur 95,000,000 facility agreement dated 26 October 2000 entered into among, INTER ALIA, UPC Distribution Holding B.V. and Chase Manhattan plc) or its equivalent in the currency in which the same is denominated and payable.

       19.6.3 Any Borrowed Money of any member of the Group is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money in its original terms); or

       19.6.4 any Borrowed Money of any member of the Group becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due; or

       19.6.5 any creditor of any member of the Group becomes entitled to declare any Borrowed Money of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described) unless such creditor is not taking any action (such action to include the entering into any discussions with any member of the Group or any of UPC, its Subsidiaries and Affiliates) of whatsoever nature in relation to or as a result of the same, provided that the principal amount, or aggregate principal amount at any one time, of all Borrowed Money in relation to any of the foregoing events set out in Clauses 19.6.3, 18.6.4 or 18.6.5 above shall have occurred and be continuing is equal to or greater than EUR 2,000,000 or (in either case) its equivalent in the currency in which the same is denominated and payable.

19.7   LEGAL PROCESS

       19.7.1 Any judgement or order for an amount of EUR 1,000,000 (or its equivalent) or more is made against any member of the Group unless the same is stayed, complied with or being appealed against in good faith by appropriate proceedings (provided that such appeal is being diligently pursued and such member of the Group is able to pay such judgement should such appeal fail) within 45 days (meaning, in the case of any appeal, such appeal is successful

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                and the relevant member of the Group is not required to pay such judgement or order).

       19.7.2 A creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part of the undertakings, assets, rights or revenues of any member of the Group or Security Provider and the same is not discharged within 45 days save where the relevant member of the Group or Security Provider is, in good faith, contesting the relevant process by appropriate proceedings diligently pursued and an Instructing Group (acting reasonably) is satisfied that the ability of the Group to comply with its payment and other material obligations under the Finance Documents will not be materially and adversely affected whilst such process is being so contested or as a result of such proceedings.

19.8   INSOLVENCY

       19.8.1 A member of the Group or Security Provider is over-indebted (UBERSCHULDET) or unable or admits inability to pay its current debts which have fallen due or its debts which fall due in the future (which includes ZAHLUNGSUNFAHIGKEIT and DROHENDE ZAHLUNGSUNFAHIGKEIT) or, by reason of actual or anticipated financial difficulties, either suspends making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness.

       19.8.2 A moratorium is declared in respect of any Indebtedness of any member of the Group or Security Provider.

19.9   WINDING UP
       Any application or filing for bankruptcy, the opening of insolvency proceedings or a moratorium (either preliminary or definitive) is presented and is not discharged within 45 days against any member of the Group or any Security Provider (not being a petition which the relevant member of the Group or Security Provider (as the case may be) can demonstrate to the satisfaction of an Instructing Group is frivolous, vexatious or an abuse of the process of the courts or relates to a claim to which the relevant member of the Group or Security Provider (as the case may be) has a good defence and which is being vigorously contested by the relevant member to the Group or Security Provider (as the case may be)) or an order is made or resolution passed for the winding up of any member of the Group or Security Provider other than in any such case in relation to, or for the purpose of, a solvent reorganisation or merger
       (i) permitted under Clause 17.22 (MERGER) or (ii) on terms previously approved by the Facility Agent (acting on the instructions of an Instructing Group).

19.10  COMPOSITIONS
       Any steps are taken, or negotiations commenced, by any member of the Group or Security Provider or by any of their respective creditors with a view to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors.

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19.11  THE GROUP'S BUSINESS
       Any member of the Group ceases to carry on the Business or enters into any business unrelated to the Business without first having obtained the consent in writing of the Instructing Group which consent shall not be unreasonably withheld.

19.12  SEIZURE
       All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in the Group (taken as a whole) are seized, nationalised, expropriated or compulsory acquired by or under the authority of any government.

19.13  ANALOGOUS PROCEEDINGS
       There occurs in relation to any member of the Group in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which corresponds with, or has an effect equivalent or similar to any of those mentioned in Clauses 19.7 to 19.10 and 19.12.

19.14  ILLEGALITY
       It becomes unlawful at any time for any Obligor or Security Provider to perform any of their respective material obligations under the Finance Documents or any of the material obligations of an Obligor or Security Provider under the Finance Documents becomes unenforceable in any way or the Encumbrances intended to be created by the Security Documents are not or cease to be in existence in accordance with the terms of the Security Documents.

19.15  MATERIAL ADVERSE EFFECT
       Any other event occurs or circumstances arise which in the reasonable opinion of an Instructing Group has had or would or is reasonably likely to have a Material Adverse Effect.

19.16  ACCELERATION AND CANCELLATION
       The Facility Agent may and, if so requested by an Instructing Group, shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default so long as the same is continuing unremedied or unwaived by notice to the Borrower declare that:

       19.16.1 the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Commitments shall be reduced to zero forthwith; and/or

       19.16.2 the Loan and all interest and commitment commission accrued and all other sums payable under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

       19.16.3 the Security Documents (or any of them) have become enforceable whereupon the same shall be enforceable.

       On or at any time after making of any such declaration, the Facility Agent shall be entitled, to the exclusion of the Borrower, to select the duration of each period for the

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       calculation of interest in relation to any outstanding Advances or other sums payable under this Agreement.

19.17  DEMAND BASIS
       If, pursuant to Clause 19.16 (ACCELERATION AND CANCELLATION) the Facility Agent declares the Loan to be due and payable on demand then the Facility Agent may (and, if so instructed by an Instructing Group, shall) at any time by written notice to the Borrower (a) call for repayment of the Advances on such date as may be specified in such notice whereupon the Advances shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

19.18  LENGTH OF TERMS
       If, pursuant to Clause 19.16 (ACCELERATION AND CANCELLATION), the Facility Agent declares the Advances to be due and payable on demand of the Facility Agent, the Term in respect of any such Advance shall, if the Facility Agent subsequently demands payment before the scheduled Repayment Date in respect of such Advance, be deemed (except for the purposes of Clause 23.4 (BREAK COSTS) to be of such length that it ends on the date that such demand is made.

20.    GUARANTEE AND INDEMNITY

20.1   GUARANTEE AND INDEMNITY
       Each Guarantor irrevocably and unconditionally jointly and severally:

       20.1.1 guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

       20.1.2 undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor provided that the Facility Agent has first made a demand for payment of such amount from the Borrower; and

       20.1.3 indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

20.2   CONTINUING GUARANTEE
       This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3   REINSTATEMENT
       If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

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       20.3.1   the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

       20.3.2 each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

20.4   WAIVER OF DEFENCES
       The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:

       20.4.1 any time, waiver or consent granted to, or composition with, any Obligor or other person;

       20.4.2 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

       20.4.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

       20.4.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

       20.4.5 any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

       20.4.6 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

       20.4.7   any insolvency or similar proceedings.

20.5   IMMEDIATE RECOURSE
       Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.6   APPROPRIATIONS
       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

       20.6.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it

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                sees fit (whether against those amounts or otherwise) and no
                Guarantor shall be entitled to the benefit of the same; and

       20.6.2 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 20.

20.7   DEFERRAL OF GUARANTORS' RIGHTS
       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

       20.7.1   to be indemnified by an Obligor;

       20.7.2 to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

       20.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

20.8   ADDITIONAL SECURITY
       This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

20.9   UNDERTAKING IN RELATION TO GUARANTORS
       The Borrower shall ensure that the Borrower and the Guarantors together:

       20.9.1 contribute not less than 90 per cent. of the Consolidated EBITDA of the Group in respect of any one year period ending on a Quarter Day; and

       20.9.2 own assets having a book value not less than 90 per cent. of the book value of the assets of the Group as a whole (disregarding for this purpose the value of any shareholdings or equivalent ownership interests owned by a member of the Group in another member of the Group), in each case determined by reference to the annual audited consolidated financial statements of the Borrower or, as the case may be, Quarterly Management Accounts and Compliance Certificate most recently delivered to the Facility Agent pursuant to Clause 15.1 (FINANCIAL STATEMENTS) or (as the case may be) 15.2 (QUARTERLY MANAGEMENT ACCOUNTS) and 15.4 (DELIVERY OF REPORTS).

20.10  ADDITIONAL GUARANTORS
       If Clause 20.9 (UNDERTAKING IN RELATION TO GUARANTORS) is not complied with the Borrower shall, within 10 Business Days of the Quarterly Management Accounts and Compliance Certificates showing such non-compliance being delivered to the Facility Agent cause one or more of its Subsidiaries to become party to this Agreement as Additional Guarantor such that Clause 20.9 (UNDERTAKING IN RELATION TO GUARANTORS) shall be complied with.. A Subsidiary shall become an Additional Guarantor if:

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       20.10.1  the Borrower delivers to the Agent a duly completed and executed
                Guarantor Accession Letter; and

       20.10.2 the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (CONDITIONS PRECEDENT) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

       The Facility Agent shall notify the Borrower and the Finance Parties promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (CONDITIONS PRECEDENT).

20.11  LIMITATIONS FOR GERMAN OBLIGORS
       The right to enforce any guarantee issued by a guarantor incorporated in the Federal Republic of Germany as a GmbH or a GmbH & Co. KG (the "RELEVANT GERMAN GUARANTOR") pursuant to this Clause 19 shall, if and to the extent that (i) it secures liabilities of an affiliated company (VERBUNDENES UNTERNEHMEN) within the meaning of section 15 of the German Stock Corporation Act (AKTIENGESETZ) of the Relevant German Guarantor (other than its direct or indirect subsidiary) and (ii) the application of the enforcement proceeds towards the obligations secured by such guarantee would otherwise lead to the situation that the Relevant German Guarantor (or, in the case of a GmbH & Co. KG, the general partner of the Relevant German Guarantor) does not have sufficient assets to maintain its stated share capital (STAMMKAPITAL), be limited to an amount that is equal to the assets of the Relevant German Guarantor (or, in the case of a GmbH & Co. KG, of the general partner). The calculation of the Relevant German Guarantor's (or, in the case of a GmbH & Co. KG, the general partner's) assets shall take into account the captions reflected in
       Section 266 (2) A, B and C of the German Commercial Code (HANDELSGESETZBUCH) less the sum of (A) the Relevant German Guarantor's (or, in the case of a GmbH & Co. KG, the general partner's) liabilities (the calculation of which shall take into account the captions reflected in Section 266 (3) B, C and D of the German Commercial Code) and (B) the stated share capital of the Relevant German Guarantor (or, in the case of a GmbH & Co. KG, of the general partner), (the "NET ASSETS"). For the purpose of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows:

       20.11.1 the amount of any increase of stated share capital after the date hereof that has been effected without the prior written consent of the Facility Agent shall be deducted from the stated share capital; and

       20.11.2 loans and other contractual liabilities incurred in violation of the provisions of the Finance Documents shall be disregarded.

       The provisions of this Clause 20.11 shall apply without prejudice to the statutory burden of proof which, for the avoidance of doubt, is borne by the Relevant German Guarantor.

       Furthermore, if and to the extent legally permissible and commercially justifiable in respect of the Relevant German Guarantor's business, the Relevant German Guarantor shall, in a situation where the Relevant German Guarantor does not have sufficient assets to maintain its stated share capital, realise any and all of its assets that are shown in the balance sheet with a book value (BUCHWERT) which is significantly lower than the market

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       value of such assets and that are not necessary for the Relevant German
       Guarantor's business. In the case of a Relevant German Guarantor in the form of a GmbH & Co. KG such obligation to realisation shall also apply to the general partner of the Relevant German Guarantor.

20.12  PARALLEL OBLIGATIONS
       For the purposes of (a) taking Security in, or subject to the laws of, Germany (and such other jurisdictions as the Agents and the Borrower (acting reasonably) agree) (together, the "AGREED JURISDICTIONS") and (b) ensuring the continued validity of such Security, the Security Agent and the Obligors agree that despite anything to the contrary contained in any Finance Document:

       20.12.1 each Obligor shall pay to the Security Agent sums equal to, and in the currency of, its Principal Obligations (as defined below) as and when the same fall due for payment under any Finance Document (the "PARALLEL OBLIGATIONS");

       20.12.2 the rights of the Finance Parties to receive payment of the Principal Obligations are several from the rights of the Security Agent to receive the Parallel Obligations;

       20.12.3 the Security Agent shall have its own independent right to demand payment of the Parallel Obligations by the Obligors;

       20.12.4 the irrevocable receipt (as defined below) by the Security Agent of the payment by an Obligor of its Parallel Obligations to the Security Agent in accordance with this Clause 20.12 shall be a good discharge of the corresponding Principal Obligations owed by such Obligor to the relevant Finance Party under the relevant Finance Document and the irrevocable receipt by a Finance Party of the payment by an Obligor of the Principal Obligations owed by such Obligor to the relevant Finance Party under the relevant Finance Document shall be a good discharge of the corresponding Parallel Obligations owed to the Security Agent under this Clause 20.12; and

       20.12.5 nothing in this Agreement or any Finance Document shall in any way limit the Security Agent's right to act in the protection or preservation of, the rights under, or to enforce any, Security Document as contemplated by this Agreement or the relevant Security Document.

       Despite the foregoing, any such payment shall be made to the Facility Agent, unless the Facility Agent directs such payment to be made to the Security Agent.

       Without limiting or affecting the Security Agent's rights against the Obligors (whether under this Clause 20.12 or under any other provision of the Finance Documents and subject to sub-clause 20.12.5) the Security Agent agrees with each other Finance Party (on a several basis) that it will not exercise its rights in respect of the Parallel Obligations except with the consent of the relevant Finance Party.

       For the purposes of this Clause 20.12:

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       "IRREVOCABLE RECEIPT" means that the Security Agent or the relevant
       Finance Party (as the case may be) does not consider that such amount received is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws; and

       "PRINCIPAL OBLIGATIONS" means in respect of each Agreed Jurisdiction and in relation to an Obligor, any sums owing by it to a Finance Party (other than the Security Agent under sub-clause 20.12.1) under any Finance Document.

21.    COMMITMENT COMMISSION AND FEES

21.1   COMMITMENT COMMISSION
       The Borrower shall pay to the Facility Agent for account of each Bank a commitment commission on the amount of the total Available Commitments from day to day during the period beginning on the date hereof and ending on the Final Maturity Date, such commitment commission to be calculated at the rate equal to 50 per cent. of the Margin from time to time and payable in arrears on the last day of each successive Quarter Period which ends during such period and on the Final Maturity Date. For the avoidance of doubt, the amount of the total Available Commitments for purposes of this Clause 21.1 is to be calculated without reference to any reduction of the Commitments pursuant to Clause 3.6.

21.2   AGENCY FEE
       The Borrower shall pay to the Facility Agent for its own account and for the account of Security Agent the agency fees specified in the agency fee letter dated on or about the date hereof from the Facility Agent to the Borrower at the times, and in the amounts, specified in such letter.

21.3   ARRANGEMENT FEE
       The Borrower shall pay to the Arranger for its own account the fees specified in the arrangement fee letter dated on or about the date hereof from the Arranger to the Borrower at the times, and in the amounts, specified in such letter.

22.    COSTS AND EXPENSES

22.1   TRANSACTION EXPENSES
       The Borrower will pay all the Facility Agent's reasonable out of pocket costs and expenses, including reasonable travelling, printing and legal fees incurred by the Facility Agent in connection with the preparation, negotiation, execution and delivery of the documentation with respect to the Agreement and Security Documents, including, but not limited to, the agreed fees of its legal advisers.

22.2   PRESERVATION AND ENFORCEMENT OF RIGHTS
       The Borrower shall, from time to time on demand of the Facility Agent, reimburse the Finance Parties for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any other document referred to in this Agreement.

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22.3   STAMP TAXES
       The Borrower shall pay all stamp, registration and other taxes to which this Agreement, any other document referred to in the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

22.4   AMENDMENT COSTS
       If the Borrower requests any amendment, waiver or consent then the Borrower shall, within five Business Days of demand by the Facility Agent, reimburse the Finance Parties for all reasonable costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

22.5   BANKS' LIABILITIES FOR COSTS
       If the Borrower fails to perform any of its obligations under this Clause 22, each Bank shall, in its Proportion, indemnify each of the Facility Agent and the Arranger against any loss incurred by any of them as a result of such failure.

23.    DEFAULT INTEREST AND BREAK COSTS

23.1   DEFAULT INTEREST PERIODS
       If any sum due and payable by the Borrower hereunder is not paid on the due date therefor in accordance with Clause 26 (PAYMENTS) or if any sum due and payable by the Borrower under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 23) be selected by the Facility Agent.

23.2   DEFAULT INTEREST
       An Unpaid Sum shall bear interest during each Term in respect thereof at the rate per annum which is two per cent. per annum above the percentage rate which would apply if such Unpaid Sum had been an Advance in the amount and currency of such Unpaid Sum and for the same Term, PROVIDED THAT if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of the Term thereof:

       23.2.1 the first such Term applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Term relating to that Advance; and

       23.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one point five per cent. the rate which would have been applicable to it had it not so fallen due save that the Margin shall be, or be deemed to be, the highest rate specified in the definition thereof.

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23.3   PAYMENT OF DEFAULT INTEREST
       Any interest which shall have accrued under Clause 23.2 (DEFAULT INTEREST) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Borrower on the last day of its Term or on such other dates as the Facility Agent may specify by notice to the Borrower.

23.4   BREAK COSTS
       If any Bank or the Facility Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of the Term thereof, the Borrower shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (b) the amount of interest which would have been payable to the Facility Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in the relevant interbank market for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of the Term thereof.

24.    BORROWER'S INDEMNITIES

24.1   BORROWER'S INDEMNITY
       The Borrower undertakes to indemnify:

       24.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon which it may sustain or incur as a consequence of the occurrence of any Event of Default;

       24.1.2 the Facility Agent against any cost or loss it may suffer or incur as a result of its entering into, or performing, any foreign exchange contract for the purposes of Clause 26 (PAYMENTS);

       24.1.3   each Bank against any cost or loss it may suffer under Clause
                22.5 (BANKS' LIABILITIES FOR COSTS) or Clause 29.5 (INDEMNIFICATION);

       24.1.4 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower but not made as a result of the operation of this Agreement;

       24.1.5 each Bank against any loss it may suffer or incur as a result of its funding its portion of any Advance by reason of Clause 3.3 (DRAWDOWN CONDITIONS).

24.2   CURRENCY INDEMNITY
       If any sum (a "SUM") due from an Obligor under this Agreement or any order, judgment given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

       24.2.1   making or filing a claim or proof against an Obligor;

       24.2.2 obtaining or enforcing an order, judgment in any court or other tribunal;

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       the Borrower shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

25.    CURRENCY OF ACCOUNT AND PAYMENT

       The euro is the currency of account and payment for each and every sum at any time due from the Obligors hereunder, PROVIDED THAT:

       25.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

       25.1.2   each payment pursuant to Clause 10.2 (TAX INDEMNITY), Clause
                11.1 (INCREASED COSTS) or Clause 24.1 (BORROWER'S INDEMNITY) shall be made in the currency specified by the party claiming thereunder; and

       25.1.3 any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

26.    PAYMENTS

26.1   NOTIFICATION OF PAYMENTS
       Without prejudice to the liability of each party hereto promptly to pay each amount owing by it hereunder on the due date therefor, whenever a payment is expected to be made by any of the parties hereto, the Facility Agent shall, at least five Business Days prior to the expected date for such payment, notify all the parties hereto of the amount, currency and timing of such payment and the identity of the party liable to make such payment.

26.2   PAYMENTS TO THE FACILITY AGENT
       On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Facility Agent shall specify from time to time.

26.3   PAYMENTS BY THE FACILITY AGENT

       26.3.1 Save as otherwise provided herein, each payment received by the Facility Agent pursuant to Clause 26.2 (PAYMENTS TO THE FACILITY AGENT) shall:

                (a) in the case of a payment received for the account of the
                    Borrower, be made available by the Facility Agent to the Borrower by application:

                    (i) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from the Borrower hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

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                    (ii) secondly, in or towards payment (on the date, and in
                         the currency and funds, of receipt) to such account with such bank in a financial centre in a Participating Member State as the Borrower shall have previously notified to the Facility Agent for this purpose; and

                (b) in the case of any other payment, be made available by the
                    Facility Agent to the person entitled to receive the payment in accordance with this Agreement (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in a financial centre in a Participating Member State as the person has previously notified to the Facility Agent.

       26.3.2 A payment will be deemed to have been made by the Facility Agent on the date on which it is required to be made under this Agreement if the Facility Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing system used by the Facility Agent in order to make the payment.

26.4   NO SET-OFF
       All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

26.5   CLAWBACK
       Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract was so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

26.6   PARTIAL PAYMENTS
       If and whenever a payment is made by the Borrower hereunder the Facility Agent may apply the amount received towards the obligations of the Borrower under this Agreement in the following order:

       26.6.1 FIRST, in or towards payment of any unpaid costs and expenses of the Agents and the Arranger;

       26.6.2 SECONDLY, in or towards payment PRO RATA of any accrued interest due but unpaid;

       26.6.3 THIRDLY, in or towards payment PRO RATA of any principal due but unpaid; and

       26.6.4 FOURTHLY, in or towards payment PRO RATA of any other sum due but unpaid.

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26.7   VARIATION OF PARTIAL PAYMENTS
       The order of payments set out in Clause 26.6 (PARTIAL PAYMENTS) shall override any appropriation made by the Borrower but the order set out in sub-Clauses 26.6.2, 26.6.3 and 26.6.4 of Clause 26.6 (PARTIAL PAYMENTS) may be varied if agreed by all the Banks.

26.8   BUSINESS DAYS
       26.8.1 Subject to any other provisions of this Agreement, any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

       26.8.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

27.    SET-OFF

27.1   CONTRACTUAL SET-OFF
       Each Obligor authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank under the Finance Documents but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

27.2   SET-OFF NOT MANDATORY
       No Bank shall be obliged to exercise any right given to it by Clause 27.1 (CONTRACTUAL SET-OFF).

28.    SHARING

28.1   PAYMENTS TO BANKS
       If a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 26 (PAYMENTS), then such Recovering Bank shall:

       28.1.1   notify the Facility Agent of such receipt or recovery;

       28.1.2 at the request of the Facility Agent, promptly pay to the Facility Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 26.6 (PARTIAL PAYMENTS).

28.2   REDISTRIBUTION OF PAYMENTS
       The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 26.6 (PARTIAL PAYMENTS).

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28.3   RECOVERING BANK'S RIGHTS
       The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 28.2 (REDISTRIBUTION OF PAYMENTS) in respect of the Sharing Payment (and the Borrower shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

28.4   REPAYABLE RECOVERIES
       If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

       28.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 28.2 (REDISTRIBUTION OF PAYMENTS) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

       28.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing party for the amount so reimbursed.

28.5   EXCEPTION
       This Clause 28 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the Borrower.

28.6   RECOVERIES THROUGH LEGAL PROCEEDINGS
       If any Bank intends to commence any action in any court it shall give prior notice to the Facility Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

29.    THE AGENTS, THE ARRANGER AND THE BANKS

29.1   APPOINTMENT OF THE FACILITY AGENT
       Each of the Finance Parties (other than the Facility Agent) hereby appoints the Facility Agent to act as its agent in connection with the Finance Documents and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

29.2   APPOINTMENT OF THE SECURITY AGENT
       Each of the Finance Parties (other than the Security Agent) hereby irrevocably appoint the Security Agent to act as its agent in connection with the Security Documents, with power to sub-delegate, and authorises the Security Agent, with power to sub-delegate, to exercise such rights, powers, authorities and discretions as are specifically delegated to the Security Agent by the terms of the Finance Documents together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. The exercise by the Security Agent of such rights, powers, authorities and discretions shall at all times be subject to the provisions of this Agreement.

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29.3   AGENTS' DISCRETIONS
       Each Agent may:

       29.3.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by the Borrower in connection with the Finance Documents is true, (b) no Event of Default or Potential Event of Default has occurred,
                (c) the Borrower is not in breach of or default under its obligations under the Finance Documents and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

       29.3.2 assume that (a) the Facility Office of each Bank is that notified to it by such Bank in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further such notice;

       29.3.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

       29.3.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Borrower upon a certificate signed by or on behalf of the Borrower;

       29.3.5 rely upon any communication or document believed by it to be genuine;

       29.3.6 refrain from exercising any right, power or discretion vested in it as agent under the Finance Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

       29.3.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with the Finance Documents Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

29.4   AGENTS' OBLIGATIONS
       Each Agent shall:

       29.4.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from the Borrower under the Finance Documents;

       29.4.2 promptly notify each Bank of the occurrence of any Event of Default or any default by the Borrower in the due performance of or compliance with its

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                obligations under the Finance Documents of which such Agent has notice from any other party hereto;

       29.4.3 save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the other Agent, the Arranger and the Banks; and

       29.4.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under the Finance Documents.

       The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

29.5   EXCLUDED OBLIGATIONS
       Notwithstanding anything to the contrary expressed or implied herein, neither the Agents nor the Arranger shall:

       29.5.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by the Borrower in connection with the Finance Documents is true, (b) the occurrence or otherwise of any Event of Default (c) the performance by the Borrower of its obligations under the Finance Documents or (d) any breach of or default by the Borrower of or under its obligations under the Finance Documents;

       29.5.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

       29.5.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information expressly stated to the Facility Agent or, as the case may be, the Arranger, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

       29.5.4 be under any obligations other than those for which express provision is made herein; or

       29.5.5   be or be deemed to be a fiduciary for any other party hereto.

29.6   INDEMNIFICATION
       Each Bank shall, in its Proportion, from time to time on demand by either of the Agents, indemnify such Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which such Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder (other than any which have been reimbursed by the Borrower pursuant to Clause 24.1 (BORROWER'S INDEMNITY)).

29.7   EXCLUSION OF LIABILITIES
       Except in the case of gross negligence or wilful misconduct, neither of the Agents accepts any responsibility:

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       29.7.1   for the adequacy, accuracy and/or completeness of the
                Information or any other information supplied by the either of the Agents or the Arranger, by the Borrower or by any other person in connection with the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

       29.7.2 for the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

       29.7.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

29.8   NO ACTIONS
       Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agents or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 29.7 (EXCLUSION OF LIABILITIES).

29.9   BUSINESS WITH THE GROUP
       Each of the Agents and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.10  AGENCY DIVISION SEPARATE
       In acting as agent hereunder for the Banks, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 29, any information received by some other division or department of such Agent may be treated as confidential and shall not be regarded as having been given to such Agent's agency division.

29.11  THE SECURITY AGENT
       Each of the Security Agent and the other Finance Parties agrees that its respective rights and obligations in relation to the Security Agent's acting as security agent under any of the Facility Documents shall also be governed by the foregoing provisions of this Clause 29.

29.12  SECURITY AGENT'S POWERS
       The Security Agent may:

       29.12.1 exercise and enforce in the name of and on behalf of the Banks all of the rights, powers, authorities and remedies which the Banks have or may have under any of the Finance Documents;

       29.12.2 generally, do all acts and things which the Security Agent considers necessary for the purposes of registering, perfecting, protecting and administering the

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                Security Documents and each of the Finance Documents and
                enforcing any of the Banks' rights thereunder or in relation thereto;

       29.12.3 do any act or thing which in its absolute discretion it considers necessary for the protection and benefit of all of the Finance Parties; and

       29.12.4 upon a disposal of any property the subject of any of the Security Documents by any receiver, or by the Borrower where the Security Agent has consented to such disposal, release such property from the Security.

29.13  EXCLUDED RESPONSIBILITIES
       Notwithstanding anything to the contrary expressed or implied in any of the Finance Documents, the Security Agent shall not be bound to enquire as to:

       29.13.1 the due execution, delivery, validity, legality, adequacy, suitability, performance, enforceability or admissibility in evidence of the Facility Documents or any opinion, report, valuation, certificate or appraisal delivered or made in connection herewith or therewith or of any guarantee, indemnity or Security given or created thereby or any obligations imposed thereby or assumed thereunder; or

       29.13.2 the ownership, value or sufficiency of any property the subject of any of the Security, the priority of any of the Security, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same.

29.14  FINANCE DOCUMENTS
       The Security Agent shall be at liberty to place any of the Finance Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of the Finance Documents for the time being in its possession in any safe deposit, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and shall not be responsible for any loss thereby incurred if it has exercised due care in selecting the same.

29.15  DELEGATION
       The Security Agent may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions and subject to such regulations as it may think fit and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such delegate or sub-delegate if it has exercised due care in selecting the same provided that, notwithstanding any such delegation or sub-delegation, the Security Agent shall remain responsible for the performance of the obligations of the Security Agent under any of the Finance Documents.

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29.16  BREACH OF LAW
       Notwithstanding anything else contained in any of the Finance Documents, the Security Agent may refrain from doing anything which would or might in its reasonable opinion be contrary to any relevant law of any jurisdiction or any relevant directive or regulation of any agency of any state or which would or might otherwise render it liable to any person, and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

29.17  INDEMNITY
       The Security Agent and every attorney, agent or other person appointed by it or under any of the Finance Documents may indemnify itself or himself out of the Security against all claims, demands, liabilities, proceedings, losses and out of pocket costs, fees, charges and expenses incurred by any of them (and in any such case to the extent not previously reimbursed by an Obligor) in relation to or arising out of the taking or holding of any of the Security, the exercise or purported exercise of any of the rights, powers and discretions vested in any of them or any other matter or thing done or omitted to be done in connection with any of the Finance Documents or pursuant to any law or regulation (otherwise than as a result of its gross negligence or wilful misconduct).

29.18  INSURANCE
       Without prejudice to the provisions of any of the Finance Documents the Security Agent shall not be under any obligation to insure any of the property subject to the Security or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.

29.19  EXCLUSION OF LIABILITIES
       The Security Agent shall not be liable (save in the case of gross negligence or wilful misconduct on its part) for any failure:

       29.19.1 to require the deposit with it of any deed or document certifying, representing or constituting the title of any Security Provider to any of the property subject to the Security;

       29.19.2 to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Finance Documents;

       29.19.3 to register or notify any of the foregoing in accordance with the provisions of any of the documents of title of any Security Provider;

       29.19.4 to effect or procure registration of or otherwise protect any of the Security by registering the same under any applicable registration laws in any jurisdiction;

       29.19.5 to take, or to require any Security Provider to take, any steps to render the Security effective or to secure the creation of any ancillary charge under the laws of any jurisdiction; or

       29.19.6 to require any further assurances in relation to any of the Finance Documents.

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29.20  TITLE AND SECURITY
       The Security Agent shall be entitled to accept without enquiry, requisition or objection such right and title as the relevant Security Provider may have to any of the property or assets which is the subject matter of any of the Security and shall not be bound or concerned to investigate or make any enquiry into the right or title of any Security Provider to such property or assets or, without prejudice to the foregoing, to require any Security Provider to remedy any defect in such right or title.

29.21  ADDITIONAL AGENTS
       Each Agent may at any time after the occurrence of an Event of Default which is continuing appoint any person to act either as a separate agent or as a co-agent jointly with it for the purposes of conforming to any legal requirements, restrictions or conditions which such Agent deems relevant for the purposes of the enforcement of any of the Security (but not for any other purpose) and such Agent shall give prior notice to each of the other parties hereto of any such appointment. Any person so appointed shall have such powers, authorities and discretions and such duties and obligations as shall be conferred or imposed on such person by the instrument of appointment and shall have the same benefits under the foregoing provisions of this Clause 29 as such Agent provided that, notwithstanding any such delegation, such Agent shall remain responsible for the performance of the obligations of such Agent under any of the Facility Documents to which it is a party. Each Agent shall have power in like manner to remove any person so appointed. Such reasonable time cost remuneration as each Agent may pay to any person so appointed, and any reasonable costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall for the purposes hereof be treated as costs, charges, or as the case may be, expenses of such Agent.

29.22  RESIGNATION OF THE AGENTS
       An Agent may resign as agent under any of the Finance Documents to which it is a party at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties to this Agreement provided that no such resignation shall be effective until (i) a successor to such Agent is appointed in accordance with the provisions of this Clause 29, (ii) all of the Security created by the Security Documents (in the case of the Security Agent) and all of such Agent's rights, benefits and obligations as agent under each of the Finance Documents to which it is a party have been transferred to its successor, (iii) its successor has executed and delivered to the Security Agent or, as the case may be, the outgoing Security Agent (and the Security Agent or, as the case may be, the outgoing Security Agent has countersigned) an undertaking in a form reasonably acceptable to the Security Agent or, as the case may be, the outgoing Security Agent in relation to such transfer.

29.23  SUCCESSOR AGENT
       If any Agent gives notice of its resignation as agent pursuant to Clause
       29.22 (RESIGNATION OF THE AGENTS), any reputable bank or other financial institution may be appointed as a successor to such Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, such Agent may appoint such a successor itself provided that in either case the requirements of Clause 29.22 (RESIGNATION OF THE AGENTS) are met and (unless an Event of Default has occurred and is

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       continuing) the Borrower has given its prior written consent to the appointment of such successor, such consent not to be unreasonably withheld.

29.24  RIGHTS AND OBLIGATIONS
       If a successor to any Agent is appointed under the provisions of Clause
       29.22 (RESIGNATION OF THE AGENTS) and Clause 29.23 (SUCCESSOR AGENT), (i) the resigning Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 29 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to the Finance Documents to which the resigning Agent was a party.

29.25  LAW GOVERNING AGENCY ISSUES
       All powers of attorney and agency provisions contained herein, implied hereunder or envisaged hereby shall be governed by and be construed in accordance with Dutch law, and such choice of law is hereby expressly accepted and acknowledged by all parties hereto as the law governing all internal and external agency issues that may arise from time to time in connection with such powers of attorney and agency provisions.

30.    ASSIGNMENTS AND TRANSFERS

30.1   BINDING AGREEMENT
       This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees

30.2   NO ASSIGNMENTS AND TRANSFERS BY THE BORROWER
       The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents.

30.3   ASSIGNMENTS AND TRANSFERS BY BANKS
       Any Bank may, at any time, transfer in accordance with Clause 30.5 (TRANSFERS BY BANKS) all or any of its rights, benefits and obligations under the Finance Documents to a bank or financial institution provided that (save in the case of any transfer (a) to any Affiliate of such Bank or (b) to any other Bank) the Borrower has given its consent to such transfer (such consent not to be unreasonably withheld or delayed and, in the event that the Borrower does not respond to any request to give consent within 10 Business Days of such request being received by it shall be deemed to have consented to such transfer) and further provided that the Arranger will not enter into transfers with more than 4 other persons during primary syndication.

30.4   TRANSFERS BY BANKS
       If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 30.3 (ASSIGNMENTS AND TRANSFERS BY BANKS), then such transfer may be effected by the delivery to the Facility Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Facility Agent:

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       30.4.1   to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, the Borrower and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 30.4 as "DISCHARGED RIGHTS AND OBLIGATIONS");

       30.4.2 the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Obligors and such Transferee have assumed and/or acquired the same in place of the Obligors and such Bank;

       30.4.3 the Facility Agent, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Facility Agent, the Arranger and the relevant Bank shall each be released from further obligations to each other hereunder; and

       30.4.4   such Transferee shall become a party hereto as a "Bank".

30.5   ASSIGNMENT AND TRANSFER FEES
       On the date upon a transfer takes effect pursuant to Clause 30.4 (TRANSFERS BY BANKS) the relevant Transferee shall pay to the Facility Agent for its own account a fee of EUR 1,500.

30.6   DISCLOSURE OF INFORMATION
       Any Bank may disclose to any person:

       30.6.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under the Finance Documents;

       30.6.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or the Borrower; or

       30.6.3 to whom information may be required to be disclosed by any applicable law,

       such information about the Borrower or the Group and the Finance Documents as such Bank shall consider appropriate PROVIDED THAT in relation to paragraphs 30.6.1 or 30.6.2 the person to whom such information is to be given has entered into a Confidentiality Undertaking.

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30.7   LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

       30.7.1 Unless expressly agreed to the contrary, a Transferor makes no representation or warranty and assumes no responsibility to a Transferee for:

                (a) the legality, validity, effectiveness, adequacy or
                    enforceability of the Finance Documents or any other documents;

                (b) the financial condition of any Obligor;

                (c) the performance and observance by any Obligor or Security
                    Provider of its obligations under the Finance Documents or any other documents; or

                (d) the accuracy of any statements (whether written or oral)
                    made in or in connection with any Finance Document or any other document,

                and any representations or warranties implied by law are excluded.

       30.7.2 Each Transferee confirms to the Transferor and the other Finance Parties that it:

                (a) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Transferor in connection with any Finance Document; and

                (b) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

       30.7.3   Nothing in any Finance Document obliges a Transferor to:

                (a) accept a re-transfer from a Transferee of any of the rights and obligations assigned or transferred under this Clause 30; or

                (b) support any losses directly or indirectly incurred by the
                    Transferee by reason of the non-performance by any Obligor or Security Provider of its obligations under the Finance Documents or otherwise.

30.8   NOTIFICATION
       The Facility Agent shall within fourteen days of receiving a Transfer Certificate notify the Borrower and the other Banks of any assignment or transfer completed pursuant to this Clause 30 (ASSIGNMENTS AND TRANSFERS).

31.    CALCULATIONS AND EVIDENCE OF DEBT

31.1   BASIS OF ACCRUAL
       Any interest, commission or fee accruing hereunder will accrue from day to day and is calculated on the basis of actual number of days elapsed and a year of 360 days or, in any case where market practice differs in accordance with market practice.

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31.2   EVIDENCE OF DEBT
       Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

31.3   CONTROL ACCOUNTS
       The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance or Unpaid Sum and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from the Borrower and each Bank's share therein and (c) the amount of any sum received or recovered by the Facility Agent hereunder and each Bank's share therein.

31.4   PRIMA FACIE EVIDENCE
       In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 31.2 (EVIDENCE OF DEBT) and Clause 31.3 (CONTROL ACCOUNTS) shall be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Borrower.

31.5   CERTIFICATES OF BANKS
       A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 10.1 (TAX GROSS-UP), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 11.1 (INCREASED COSTS) or Clause 24.1 (BORROWER'S INDEMNITY) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 10.3 (CLAW-BACK OF TAX BENEFIT) shall, in the absence of manifest error, be PRIMA FACIE evidence of the existence and amounts of the specified obligations of the Borrower.

32.    REMEDIES AND WAIVERS, PARTIAL INVALIDITY

32.1   REMEDIES AND WAIVERS
       No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

32.2   PARTIAL INVALIDITY
       If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

33.    NOTICES

33.1   COMMUNICATIONS IN WRITING
       Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

33.2   ADDRESSES
       Any communication or document to be made or delivered pursuant to the Finance Documents shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Facility Agent, specified another address or fax number) be made or delivered to the address or fax number:

       33.2.1 in the case of the Borrower, the Original Guarantors and the Facility Agent, identified with its name below;

       33.2.2 in the case of each Bank, notified in writing to the Facility Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

       33.2.3 in the case of an Additional Guarantor specified in the Guarantor Accession Letter by which it became a party to this Agreement,

       PROVIDED THAT not more than one address may be specified by each party pursuant to this Clause at any time.

33.3   DELIVERY
       Any communication or document to be made or delivered by one person to another pursuant to the Finance Documents shall:

       33.3.1 if by way of fax, be deemed to have been received when transmission has been completed; and

       33.3.2 if by way of letter, be deemed to have been delivered when left at the relevant address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at such address,

       PROVIDED THAT any communication or document to be made or delivered to the Facility Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or such other department or officer as the Facility Agent shall from time to time specify for this purpose).

33.4   NOTIFICATION OF CHANGES
       Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 33.2 (ADDRESSES) or changing its own address and fax number the Facility Agent shall notify the other parties hereto of such change.

33.5   ENGLISH LANGUAGE
       Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

34.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

35.    AMENDMENTS

35.1   AMENDMENTS
       If the Facility Agent has the prior consent of an Instructing Group, the Facility Agent and the Borrower may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties and the Borrower, PROVIDED THAT no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party.

35.2   AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS
       An amendment or waiver which relates to:

       35.2.1   Clause 28 (SHARING) or this Clause 35;

       35.2.2 reducing the proportion of any amount received or recovered in respect of any amount due from the Borrower hereunder to which any Bank is entitled;

       35.2.3 a change in the principal amount of or currency of any Advance, or extending the term of the Facility or the Term of any Advance;

       35.2.4 a change in the Margin, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

       35.2.5 any provision which contemplates the need for the consent or approval of all the Banks,

       shall not be made without the prior consent of all the Banks.

35.3   EXCEPTIONS
       Notwithstanding any other provisions hereof, the Facility Agent shall not be obliged to agree to any such amendment or waiver if the same would:

       35.3.1 amend or waive this Clause 35, Clause 22 (COSTS AND EXPENSES) or Clause 29 (THE AGENTS, THE ARRANGER AND THE BANKS); or

       35.3.2 otherwise amend or waive any of the Facility Agent's rights hereunder or subject the Facility Agent or the Arranger to any additional obligations hereunder.

36.    GOVERNING LAW

       This Agreement is governed by English law.

37.    ENFORCEMENT

37.1   JURISDICTION OF ENGLISH COURTS

       37.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

       37.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

       37.1.3 This Clause 37.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.2   SERVICE OF PROCESS
       Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

       37.2.1 irrevocably appoints HRO Registrars Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

       37.2.2 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                                     PARTIES

PART I - THE BANKS

BANK                                                         COMMITMENT
The Royal Bank of Scotland plc acting as agent for          EUR 90,000,000
National Westminster Bank plc

PART II - THE ORIGINAL GUARANTORS

1.     EWT Communications GmbH

2.     Kabeldienst Kabelanschluss-Verwaltungsgesellschaft mbH

3.     TSS Telekabel Service Sud Marketing und Verwaltung GmbH

4.     EWT GmbH and TSS GmbH GbR

5.     RFC Radio-, Fernseh- u. Computertechnik GmbH

6.     AdiC - Antennendienst Calau GmbH

7.     CTC GmbH Breitbandtechnik

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE

                                     PART I

To:    The Royal Bank of Scotland plc as Agent

From: [THE EXISTING LENDER] (the "EXISTING LENDER") and [THE NEW LENDER] (the "NEW LENDER")

Dated:

 EWT ELEKTRO & NACHRICHTENTECHNIK GMBH - EUR 90,000,000 FACILITY AGREEMENT DATED 24 OCTOBER, 2001 (THE "FACILITY AGREEMENT")

1.     We refer to Clause 30 (TRANSFERS AND ASSIGNMENTS):

       (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause (TRANSFERS BY BANKS).

       (b)      The proposed Transfer Date is [        ].

       (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause
                33.2 (ADDRESSES) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 30.7 (LIMITATION OF RESPONSIBILITY OF TRANSFERORS).

3. The New Lender hereby expressly consents to the declarations of the Security Agent made on behalf and in the name of the New Lender as Future Pledgee (as such term is defined in the Security Documents being pledges and governed by German law) in such Security Documents. The New Lender confirms that it is aware of the content of such Security Documents.

4.     This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                           [INSERT RELEVANT DETAILS]
               [FACILITY OFFICE ADDRESS, FAX NUMBER AND ATTENTION
             DETAILS FOR NOTICES AND ACCOUNT DETAILS FOR PAYMENTS,]

       [Existing Lender]                                [New Lender]

       By:                                              By:

       This Transfer Certificate is accepted by the Agent and the Transfer Date
       is confirmed as [   ].

       [Agent]

       By:

                                     PART II
                         LMA TRANSFER CERTIFICATE (PAR)

BANK:                                                                    Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the "SALE AGREEMENT") evidenced by the Confirmation dated between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:-

       (i) the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

       (ii)     the terms and conditions annexed hereto; and

       (iii)    the schedule annexed hereto,

all of which are incorporated herein by reference.

THE BANK
[NAME OF BANK]
By:


THE TRANSFEREE
[NAME OF TRANSFEREE]                                    [         ]
By:

                                  THE SCHEDULE

CREDIT AGREEMENT DETAILS:
Borrower(s):                                                          -----------------------------------------
Credit Agreement Dated                                                -----------------------------------------
Guarantor(s):                                                         -----------------------------------------
Agent Bank:                                                              No       Yes (specify)----------------
Security:                                                             -----------------------------------------
Total Facility Amount:                                                -----------------------------------------
Governing Law:                                                        -----------------------------------------
Additional Information:                                               -----------------------------------------

TRANSFER DETAILS:
Name of Tranche Facility:                                             -----------------------   ---------------
Nature (Revolving, Term, Acceptances
  Guarantee/Letter of Credit, Other):                                 -----------------------   ---------------
Final Maturity:                                                       -----------------------   ---------------
PARTICIPATION TRANSFERRED
Commitment transferred1                                               -----------------------   ---------------
    Drawn Amount (details below):(1)                                  -----------------------   ---------------
    Undrawn Amount:(1)                                                -----------------------   ---------------
Settlement Date:                                                      -----------------------------------------

DETAILS OF OUTSTANDING CREDITS(1)
    Specify in respect of each Credit:
    Transferred Portion (amount):                                     -----------------------
    Tranche/Facility:                                                 -----------------------
    Nature:                                                             Term      Revolver   Acceptance  Guarantee/Letter of Credit
                                                                      Other (specify) -----------------------

           Details of other Credits are set out on the attached sheet

ADMINISTRATION DETAILS
Bank's Receiving Account:                                             --------------------------------------
Transferee's Receiving Account:                                       --------------------------------------

ADDRESSES
Bank                                                         Transferee
[            ]                                               [               ]
Address:                                                     Address:
Telephone:                                                   Telephone:
Facsimile:                                                   Facsimile:
Telex:                                                       Telex:
Attn/Ref                                                     Attn/Ref

----------

(1)   As at the date of the Transfer Certificate

                              TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "TRANSFER CERTIFICATE") to which they are annexed.

1.   INTERPRETATION

     In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.   TRANSFER

     The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the "Purchased Assets") by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.   EFFECTIVENESS OF TRANSFER

     The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.   TRANSFEREE'S UNDERTAKING

     The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.   PAYMENTS

5.1  PLACE

     All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2  FUNDS

     Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.   THE AGENT

     The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.   ASSIGNMENT OF RIGHTS

     The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.   GOVERNING LAW AND JURISDICTION

     The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

     Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

PART I

DOCUMENTS TO BE DELIVERED BEFORE FIRST DRAWDOWN

1. A copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of an extract of the commercial register (HANDELSREGISTER) and the Articles of Association of each Obligor and Security Provider.

2. If applicable under the Articles of Association of the relevant person, a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of each Obligor and Security Provider, of a resolution of each Obligor and Security Provider and any other corporate approvals necessary to approve the execution, delivery and performance of the Finance Documents and the terms and conditions thereof and authorising the legal representatives of such Obligor or Security Provider to sign the Finance Documents to which such Obligor or Security Provider is party and any documents to be delivered by it pursuant thereto.

3. A certificate of an Authorised Signatory of each Obligor and Security Provider setting out the signatures of the persons authorised to sign the Finance Documents on behalf of such Obligor or Security Provider.

4. An opinion of Clifford Chance Punder as to matters of German law satisfactory in form and substance to the Facility Agent.

5. An opinion of Clifford Chance as to matters of English law satisfactory in form and substance to the Facility Agent.

6. A copy, certified a true copy by an Authorised Signatory of the Borrower, of the Original Financial Statements.

7.   Original executed copies of each of the Finance Documents.

8. Copies, certified by the Authorised Signatory of the Borrower to be true, complete and up to date copies of the Principal Agreements, the Necessary Authorisations and the BdW Agreement in form and substance satisfactory to the Facility Agent.

9. A legal opinion of Holme Roberts & Owen LLP legal advisers to the Borrower, confirming that the entry into the Finance Documents by the Obligors and the Security Providers will not result in any default under the Indentures.

10.  Management Base Case in form and substance satisfactory to the Facility
     Agent.

11. Evidence that the Existing Borrowings (other than the Permitted Existing Borrowings) will be repaid in full out of the proceeds of the first Advance and that the documentation under which the Existing Borrowings (other than the Permitted Existing Borrowings) were incurred will be cancelled in full and that all Encumbrances (other than Permitted Encumbrances) will be released, in each case with effect from the first Drawdown Date

     (PROVIDED THAT, for the avoidance of doubt, such evidence shall include and provide for, with effect from the first Drawdown Date, the release but not the deletion in the competent land register of Encumbrances securing Existing Borrowings (and created prior to the date hereof) in relation to the properties listed in Schedule 11 (SECURED REAL PROPERTY)).

12. Evidence that all fees, costs and expenses required to be paid by the Borrower to the Arranger, the Facility Agent or the Security Agent as of such date have been paid.

PART II

DOCUMENTS TO BE DELIVERED IN RESPECT OF AN ADDITIONAL GUARANTOR

1. A Guarantor Accession Letter, duly executed by the Additional Guarantor and the Borrower.

2.   A copy of the constitutional documents of the Additional Guarantor.

3. A copy of all resolutions of the board of directors or other relevant body of the Additional Guarantor:

     (a) approving the terms of, and the transactions contemplated by, the Guarantor Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

     (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

     (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party, if deemed to be necessary under applicable law by counsel to the Banks.

6. A certificate of the Additional Guarantor (signed by an Authorised Signatory) confirming that guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Letter.

8. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Guarantor Accession Letter or for the validity and enforceability of any Finance Document.

9. If available, the latest audited financial statements of the Additional Guarantor.

10.  A legal opinion of Clifford Chance, as to matters of English law.

11. If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

12. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause
     37.2 (SERVICE OF PROCESS), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

                                   SCHEDULE 4

                               NOTICE OF DRAWDOWN

From:   EWT Elektro & Nachrichtentechnik GmbH.

To:     The Royal Bank of Scotland plc

Attention:  Duncan Wiggins/ Steve Rudawski Natwest Global Services, Financial
            Markets

Fax:  0044 207 334 1288

Dated:

Dear Sirs,

1. We refer to the agreement (the "FACILITY AGREEMENT") dated 24 October, 2001 and made between ourselves as borrower, yourselves as Facility Agent and Security Agent, the financial institutions named therein as banks and the companies named therein as Guarantors. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2.   This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish an Advance to be made to us as follows:

     (a)  Currency and Amount:

     (b)  Drawdown Date:

     (c)  Term:

4. We confirm that, at the date hereof, the Repeated Representations are true in all material respects and no Event of Default has occurred and is continuing.

5. The proceeds of this drawdown should be credited to [insert account details].

Yours faithfully,

-----------------
Authorised Signatory
for and on behalf of
EWT Elektro & Nachrichtentechnik GmbH

-----------------
Authorised Signatory
for and on behalf of
UPC Germany GmbH

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE

To:     The Royal Bank of Scotland plc

Date:

Dear Sirs,

We refer to an agreement (the "FACILITY AGREEMENT" dated 24 October, 2001 and made between EWT Elektro & Nachrichtentechnik GmbH as borrower, the entitles identified therein as Guarantors, The Royal Bank of Scotland plc as Facility Agent and Security Agent and the financial institutions defined therein as Banks.

Terms defined in the Facility Agreement shall bear the same meaning herein.

This Compliance Certificate is issued in relation to the Quarter Period ending on [-] (respectively the "RELEVANT QUARTER PERIOD" and the "RELEVANT QUARTER DAY")

We confirm that:

(1)  Consolidated Net Borrowings as at the Relevant Quarter Date was EUR [-].

(2) Consolidated EBITDA in respect of the Relevant Quarter Period and the immediately preceding Quarter Period was EUR [-].

(3)  The ratio of (1) to two times (2) is [-]:[-].

(4) The number of subscribers of the Group as at the Relevant Quarter Day was [-], therefore Consolidated Net Borrowings per subscriber as at the Relevant Quarter Day was EUR [-].

(5)  Annualised Quarterly Revenue in respect of the Relevant Quarter Period was
     [-]

(6) The consolidated book value of the assets of the Group as at the Relevant Quarter Date was EUR [-]. The Borrower and the Guarantors together contributed [-] per cent. of Consolidated EBITDA for the Relevant Quarter Period and the immediately preceding Quarter Period and directly owned [-] per cent. of the book value of the Group's consolidated assets as at the Relevant Quarter Date (disregarding for these purposes any book value attributed to shareholding in other members of the Group).

Signed:         [AUTHORISED SIGNATORY OF THE BORROWER (IN RELATION TO QUARTERLY
MANAGEMENT ACCOUNTS)]/[AUDITORS OF THE BORROWER (IN RELATION TO ANNUAL
ACCOUNTS)]

                                   SCHEDULE 6

                              PRINCIPAL AGREEMENTS

PART I - GESTATTUNGSVERTRAGE

1. Gestattungsvertrag zur Errichtung von Gemeinschaftsantennenanlagen between TSS GmbH and Wohnbaugesellschaft Lichtenberg mbH dated 28 February 1997.

2. Mietvertrag between EWT Communications GmbH and Aktienbaugesellschaft fur kleine Wohunungen, Frankfurt dated 26 April 1989 and 9 May 1989 as modified by Agreement betweeen EWT Communications GmbH and AGB Frankfurt Holding Wohnungsbau- und Beteiligungsgesellschaft dated 24 June 1998.

3. Gestattungs- und Betriebsvertrag fur Gemeinschaftsantennenanlagen und private Breitbandanlagen between TSS and WBM Wohnungsbaugesellschaft Mitte mbH dated 31 October 1996.

4. Rahmen- und Gestattungsvertrag fur private Breitbandanlagen between EWT Communications GmbH and Ruhr-Lippe Immobilien-Dienstleistungsgesellschaft mbH dated 26 and 29 May 1998

5. Vertrag fur Gemeinschaftsantennenanlagen und private Breitbandanlagen zwischen der BBCom Berlin-Brandenburgische Communicationsgesellschaft mbH, Berliner Wohn- und Geschaftshaus GmbH BEWOGE, TSS GmbH, WBM Wohnbaugesellschaft Berlin-Mitte mbH, WBMI Real Estate Aktiengesellschaft Berlin and TSB Haus- und Bautechnische Servicegesellschaft mbH Berlin-Brandenburg dated May 2000 as amended by agreement between Bbcom GmbH and Berliner Wohn- und Geschaftshaus GmbH BEWOGE dated 31 August 2000.

PART II - SIGNAL DELIVERY AND CONNECTION AGREEMENTS

6. Einzelanschlie(beta)ungsvertrag between Kabel Deutschland GmbH and TSS dated 20. April 1999

7. Vereinbarung (Einzelanschlie(beta)ungsvereinbarung for Merseburg and Wei(beta)enfels) between Deutsche Telekom AG, Niederlassung Halle and TSS dated on or about 21.12.1995

8. Vereinbarung between Deutsche Bundespost Telekom (Vertreten durch die Direktion Berlin) and TSS dated 12 November 1993.

9. Rahmenvertrag between Kabel Deutschland GmbH and the Borrower dated 16 and 22 September 1999

                                   SCHEDULE 7

                             MANDATORY COSTS FORMULA

1. The Mandatory Cost is an addition to the interest rate in relation to the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent by reference to the Agent's own rates and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage determined by the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

4.1  in relation to a domestic sterling Loan:

                     AB+C(B-D)+E X 0.01
                (a)  ------------------ per cent. per annum
                         100-(A+C)

4.2  in relation to a Loan in any currency other than domestic sterling:

                     E X 0.01
                (a)  -------- per cent. per annum.
                      300

5.   Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Agent is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

     C is the percentage (if any) of Eligible Liabilities which the Agent is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

     E is the rate of charge payable by the Agent to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per L1,000,000 of the Fee Base of the Agent.

6.   For the purposes of this Schedule:

6.1 "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

6.2 "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2000 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

6.3 "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

7. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

8. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender.

9. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

10. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 8

                       FORM OF CONFIDENTIALITY UNDERTAKING

                                                                        [DATE]

Dear Sirs,

                         EUR 90 MILLION REVOLVING CREDIT
       FACILITY FOR EWT ELEKTRO & NACHRICHTENTECHNIK GMBH (THE "FACILITY")

Words and expressions used in the Loan Facility Agreement dated 24 October, 2001 shall, unless otherwise defined have the same meaning in this letter.

[You have expressed interest in entering into the Facility with us]. [You have provided us with written notice pursuant to Clause 17.4 that a Potential Event of Default or an Event of Default is continuing. Clause 15.10 (INSPECTION) specifically provides that the Borrower shall, if required by the Facility Agent (acting on the instructions of an Instructing Group), at any time whilst a Potential Event of Default is continuing, permit to the extent it is able to do so, representatives of the Facility Agent, upon reasonable prior written notice to the Borrower, or other relevant member of the Group, after having made arrangements with the Borrower so to do after entering into a Confidential Undertaking to visit and inspect the properties of any member of the Group during normal business hours and to inspect and make copies of its books and records other than records which the relevant number of the Group is prohibited by law from disclosing to the Facility Agent and/or any relevant Bank and discuss with its principal officers and Auditors and other accountants employed by the relevant member of the Group for producing financial statements in accordance with accounting principles generally accepted in Germany its business, assets, liabilities, financial position, results of operations and business prospects provided that such discussions with the Auditors or other accountants shall only be on the basis of the audited accounts of the Group.]
* DELETE AS APPROPRIATE.

1.   KEEPING CONFIDENTIAL INFORMATION CONFIDENTIAL

     You shall keep the Confidential Information confidential and, in particular, you shall:

     (a) keep all documents and other material containing, reflecting, or which are generated from any Confidential Information separate from all other documents and materials and at your usual place of business in [ ];

     (b) exercise in relation to the Confidential Information no lesser security measures and degree of care than those which you apply to your own confidential information (and which you warrant as providing adequate protection against any unauthorised disclosure, copying or use).

     (c) As you have exercised your rights pursuant to Clause 14.10 (INSPECTION) you shall keep such Confidential Information confidential.

2.   USE OF CONFIDENTIAL INFORMATION

     You shall not use the Confidential Information for any purpose other than [in connection with deciding whether to enter into the Facility] [for the determination of whether an Event of Default has occurred or in order to review the Bank's overall security position and if necessary to enable the Security Agent to exercise its rights pursuant to the Securities]. *Delete as appropriate.

3.   DISCLOSURE OF CONFIDENTIAL INFORMATION

3.1 You shall not disclose the Confidential Information to another person except that you may disclose the Confidential Information:

     (a) to your employees, professional advisors, authorised representatives (or sub-contractors) to the extent that it is essential to enable you to decide whether to [enter into the Facility] [determine whether or not a Potential Event of Default or an Event of Default has occurred.] *Delete as appropriate.

     (b) if disclosure is required by law, by a court of competent jurisdiction or by another appropriate regulatory body provided that you give us not less than two business days' notice in writing of that disclosure.

3.2 You shall use all reasonable efforts to prevent the disclosure of the Confidential Information except as mentioned in paragraph 3.1.

3.3 You shall ensure that each person to whom Confidential Information is disclosed pursuant to paragraph 3.1(a) complies with the terms of this Agreement as if that person were a party to this Agreement.

4.   DURATION

4.1 This undertaking shall be of indefinite duration [or ( ) days in circumstances where an Event of Default has occurred.] *Delete if appropriate.

4.2 You shall, within 7 days of a written request from us, return to us all documents and other material in your possession, custody or control that contain any part of the Confidential Information (except for documents and material which you are required to retain in accordance with any legal or regulatory requirement or which has become part of your permanent records) [unless a Potential Event of Default or an Event of Default has occurred][unless you decide to enter into the Facility with us.] *Delete as appropriate.

5.   EXCEPTIONS

     This Agreement does not apply to any Confidential Information:-

     (a) to the extent that it is or becomes publicly known other than by breach of this Agreement by you.

     (b) which you can show by your written records was in your possession prior to you receiving it from us and which you had not previously obtained from us or from another person on our behalf under an obligation of confidence.

6.   FURTHER AGREEMENTS

6.1 No right or licence is granted to you in relation to the Confidential Information other than as expressly set out in this Agreement.

6.2 We accept no responsibility for and make no representation or warranty, express or implied with respect to the truth, accuracy, completeness or reasonableness of the Confidential Information. We are not liable to you or another person in respect of the Confidential Information or its use.

6.3 [You shall not disclose to any person, except those referred to in paragraph 3.1, the fact that discussions or negotiations are taking place between us concerning the Facility without our prior written consent.] *Delete as appropriate.

6.4 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

6.5 Damages would not be an adequate remedy for a breach of this Agreement and we are entitled to the remedies of injunction, specific performance and other equitable relief for a threatened or actual breach of this Agreement.

7.   DEFINITIONS

     In this Agreement:

     "CONFIDENTIAL INFORMATION" means any information (other than the information contained as part of the Information as defined in the Loan Facility Agreement) disclosed (whether before or after the date of this Agreement and whether in writing, verbally or by any other means and whether directly or indirectly) by us or by another person on our behalf to you or to another person on your behalf including, without limitation, any information relating to the Facility for our products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets, market opportunities and business affairs [and shall include any information disclosed by virtue of the Facility Agent exercising its rights pursuant to Clause 14.10 (INSPECTION)]. *Delete as appropriate.

8.   GOVERNING LAW

     This Agreement is governed by English law.

     Please indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement to us.

Yours faithfully

-----------------------------------
for and on behalf of
[ ]

Agreed and accepted by

-----------------------------------
for and on behalf of
[ ]

                                   SCHEDULE 9

                            FORM OF ACCESSION LETTER

To:     [       ] as Agent

From:   [ADDITIONAL GUARANTOR] and EWT Elektro & Nachrichentechnik GmbH

Dated:

Dear Sirs

    EWT ELEKTRO & NACHRICHENTECHNIK GMBH - EUR 90,000,000 FACILITY AGREEMENT
                DATED 24 OCTOBER, 2001 (THE "FACILITY AGREEMENT")

1. [SUBSIDIARY] agrees to become an Additional Guarantor] and to be bound by the terms of the Facility Agreement as an Additional Guarantor] pursuant to Clause 20.10 (ADDITIONAL GUARANTORS) of the Facility Agreement. [SUBSIDIARY] is a company duly incorporated under the laws of [NAME OF RELEVANT JURISDICTION].

2.   [SUBSIDIARY'S] administrative details are as follows:

     Address:

     Fax No:

     Attention:

3.   This letter is governed by English law.

     This Guarantor Accession Letter is entered into by a deed.

     EWT ELEKTRO & NACHRICHENTECHNIK GMBH

     By:

     [SUBSIDIARY]

     By:

                                   SCHEDULE 10

                               EXISTING BORROWERS

                                     Part A

                      Existing Borrowings to be Refinanced

                                     Part B

                          Permitted Existing Borrowings

1. Loan from HypoVereinsbank to EWT GmbH and TSS GmbH GBR dated [ ] in the amount of DM 6,501,845.

2. Loan from HypoVereinsbank to EWT GmbH and TSS GmbH GBR dated [ ] in the amount of DM 2,862,126.

3. Loan from HypoVereinsbank to EWT GmbH and TSS GmbH GBR dated [ ] in the amount of DM 350,000.

4. Indebtedness in the amount of DM 5,000,000 borrowed by EWT Communications GmbH pursuant to the BdW Agreement.

                                  SCHEDULE 11

                              SECURED REAL PROPERTY

1. Chemnitz Schonau, land register sheet 1689, parcels of land 528/8, 530/6 and 531/4

2.   Chemnitz Gablenz, land register sheet 1813, parcel of land 1000/4

3. Augsburg Schwabmunchen, land register volume 101, land register sheet 3675, parcel of land 497/9

4. Berlin Tempelhof-Kreuzberg, Mitte, land register sheet 693N, subdividable land 42220, parcel of land 123

                                   SCHEDULE 12

                            NECESSARY AUTHORISATIONS

1. License Class 3 number 54 70 0001 A granted in favour of tss GmbH in respect of Berlin/Lichtenberg, Berlin Mitte and Riesa an der Elbe dated 19 August 1998

2. License Class 3 number 98 03 1120 granted in favour of the Borrower in respect of parts of Chemnitz dated 13 July 2000

3. License Classe 3 number 98 03 0198 (as amended by Anderungsbescheid 98 03 0198A, Anderungsbescheid 98 03 0198B, Anderungsbescheid 98 03 0198C and Anderungsbescheid 98 03 0198D) granted in favour of EWT Communications GmbH in respect of several parts of Bavaria, Nordrhein-Westfalen, Rheinland-Pfalz and Hessen, Baden-Wurttembergdated 15 October 1998

4. Lizenzurkunde 98 70 2354 granted in favour of EWT Communications GmbH in respect of parts of Dortmund dated 13 March 2001.

SCHEDULE 13

                            FORM OF STATISTICS REPORT

Month End: [ ]

------------------------------------------------------------------------------------------------------------
                                                    Current          Previous              Increase/
                                                                      Month                Decrease
                                                     Month
------------------------------------------------------------------------------------------------------------
Homes Passed
------------------------------------------------------------------------------------------------------------
Two-way Upgraded Homes
------------------------------------------------------------------------------------------------------------
Homes Serviceable Analogue TV
------------------------------------------------------------------------------------------------------------
Homes Serviceable Internet
------------------------------------------------------------------------------------------------------------
Homes Serviceable Telephony
------------------------------------------------------------------------------------------------------------
Basic Subscribers
------------------------------------------------------------------------------------------------------------
Internet Subscribers
------------------------------------------------------------------------------------------------------------
Telephony Subscribers
------------------------------------------------------------------------------------------------------------

We the undersigned certify the above information;

     ------------------------------------------------
     Authorised Signatory of

     EWT Elektro & Nachrichtentechnik GmbH

     ------------------------------------------------
     Authorised Signatory of

     UPC Germany GmbH.

SIGNATURES

THE BORROWER

EWT ELEKTRO & NACHRICHTENTECHNIK GMBH

By:          Richard Pohl

Address:     Volkhartstrasse 4-6, 86152 Augsburg, Germany (registered at the local court of Augsburg under HRB 6601)

Fax:         +49 (0)821 31 06 399

Attention:   Richard Pohl

THE ORIGINAL GUARANTORS

EWT COMMUNICATIONS GmbH

By:          Richard Pohl       by power-of-attorney

Address:     Volkhartstrasse 4-6, 86152 Augsburg, Germany (registered in the commercial register (HANDELSREGISTER) at the local court of Augsburg under HRB 15612)

Fax:         +49 (0)821 31 06 299

Attention:   Dr. Maier

CTC GMBH BREITBANDTECHNIK

By:          Richard Pohl       by power-of-attorney

Address:

Fax:

Attention:

KABELDIENST KABELANSCHLUSS-VERWALTUNGSGESALLSCHAFT MBH

By:          Richard Pohl       by power-of-attorney

Address:

Fax:

Attention:

TSS TELEKABEL SERVICE SUD MARKETING UND VERWALTUNG GMBH

By:          Richard Pohl       under power of attorney

Address:     Volkhartstrasse 4-6, 86152 Augsburg, Germany (registered in the commercial register (HANDELSREGISTER) at the local court of Augsburg under HRB 10404)

Fax:         +49 (0)821 31 06 199

Attention:   Helmut Reitmayer

ADIC ANTENNENDIENST CALAU GMBH

By:          Richard Poh        under power of attorney

Address:

Fax:

Attention:


EWT GmbH AND TSS GmbH GBR
BY: EWT ELEKTRO & NACHRICHTENTECHNIK GmbH AND TSS TELEKABEL SERVICE SUD MARKETING UND VERWALTUNG GmbH

By:          Richard Pohl
             EWT Elektro & Nachrichtentechnik GmbH

By:          Ricahrd Pohl       under power of attorney
             TSS Telekabel Service Sud Marketing und Verwaltung GmbH

Address:     Volkhartstrasse 4-6, 86152 Augsburg, Germany

Fax:         +49 (0)821 31 06 299

Attention:   Dr. Maier


RFC RADIO, FEMSEH UND COMPUTERTECHNIK GMBH

By:          Richard Pohl

Address:     Reinekerstrasse 3, 09126 Chemnitz, Germany, registered in the commercial register (HANDELSREGISTER) at the local court (AMTSGERICHT) of Chemnitz under HRB 4346

Fax:         +49 (0)371 5 88 75

Attention:   Richard Pohl

THE ARRANGER

THE ROYAL BANK OF SCOTLAND PLC

By:          Ranesh Verma

Address:     135 Bishopsgate
             London
             EC2M 3UR
             United Kingdom

Fax:         +44 (0) 207 375 8549

Attention:   Ranesh Verma / Eddie Dec, Corporate & Institutional Banking


THE FACILITY AGENT

THE ROYAL BANK OF SCOTLAND PLC

By:          Richard A. Green

FOR OPERATIONAL MATTERS:

Address:     The Royal Bank of Scotland plc
             PO Box 450
             3rd Floor, Regents House
             42 Islington High Street
             London N1 8XL

Tel:         + 44 (0)20 7615 7437

Fax:         +44 (0)20 7615 7673

Attention:   CBO Loans Administration / LAU

FOR NON-OPERATIONAL MATTERS:

Address:     The Royal Bank of Scotland plc
             Level 5
             135 Bishopsgate
             London, EC2M 3UR

Tel:         +44 (0)20 7648 3816

Fax:         +44 (0)20 7615 0106

Attention:   Jody Lloyd

THE SECURITY AGENT

THE ROYAL BANK OF SCOTLAND PLC

By:          Richard A. Green

FOR OPERATIONAL AND NON-OPERATIONAL MATTERS:

Address:     The Royal Bank of Scotland plc
             Level 5
             135 Bishopsgate
             London, EC2M 3UR

Tel:         +44 (0)20 7375 8716

Fax:         +44 (0)20 7615 0106

Attention:   Syndicated Loans Agency


THE BANKS

FOR AND ON BEHALF OF
THE ROYAL BANK OF SCOTLAND PLC
ACTING AS AGENT FOR
NATIONAL WESTMINSTER BANK PLC

By:          Ranesh Verma

Address:     The National Westminster Bank plc
             Global Services, Financial Markets
             135 Bishopsgate
             London
             EC2M 3UR
             United Kingdom

Fax:         +44 (0) 207 334 1288

Attention:   Duncan Wiggins, NatWest Global Services, Financial Markets,